Exhibit 4.44
CONFIDENTIAL TREATMENT MATERIAL

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DATED     NOVEMBER 16, 2017
ONCOLYTICS BIOTECH (BARBADOS) INC.
- and -
ADLAI NORTYE BIOPHARMA CO., LTD.

LICENSE, DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT

1

TABLE OF CONTENTS
Page
1.DEFINITIONS    2
2.MANAGEMENT OF THE RELATIONSHIP    16
2.1The Joint Steering Committee    16
2.2Membership and Governance of the JSC    18
2.3JSC Meetings    19
2.4JSC Decision Making    20
2.5Dispute Resolution    21
2.6Approval of Sub-Committee Actions    21
2.7Alliance Managers    21
3.GRANT OF RIGHTS AND EXCLUSIVITY    22
3.1License to Licensee    22
3.2Manufacturing Rights    22
3.3Sublicense Rights    22
3.4Diversion    22
3.5[**]    22
4.DEVELOPMENT OF LICENSED PRODUCTS    23
4.1Development of Licensed Products    23
4.2Development Plan    23
4.3Development in respect of the PRC    23
4.4Ongoing Clinical Studies    23
4.5Clinical Studies    23
4.6Development Plan    25
4.7Conduct of Development Plans    25
4.8Development Costs    26
4.9Obligations    26
4.10Supply Agreement    26
4.11Contract Manufacturer    27
5.AUTHORIZED USE OF MATERIALS    28
5.1Research Materials    28
5.2Limited Warranties    28
5.3Exclusion of Warranties    29
5.4Return of Materials    29
5.5Unauthorized Use of Materials    30
5.6Restriction on Use of Materials    30
5.7Compliance with Regulations    30
5.8Exceptions    31
6.REGULATORY AND CLINICAL DEVELOPMENT    31
6.1Master File    31
6.2Responsibility for Regulatory Applications in the Territory    31
6.3Dealings with Regulatory Authorities    32

- i –

6.4Oncolytics Regulatory Support    32
6.5Performance Obligation    32
7.MARKETING OF LICENSED PRODUCTS    33
7.1Use of Trademarks    33
7.2Sales and Marketing Plan    33
7.3Post-marketing and observational Studies    34
7.4Promotional Materials    34
7.5Promotional Activities    34
8.DILIGENCE    35
8.1General    35
8.2Development and Regulatory Diligence    35
8.3Compliance with Sales and Marketing Plans    35
8.4Satisfying Diligence    35
8.5Sales Data    36
8.6Recordkeeping and Inspection    36
8.7Material Terms    37
9.ADVERSE EVENTS AND PHARMACOVIGILANCE    37
9.1Pharmacovigilance    37
9.2Responsibilities of the Qualified Person    37
10.FINANCIAL TERMS    38
10.1Upfront Payment Obligations    38
10.2Purchase of Warrants    38
10.3Development and Regulatory Milestone Payments    38
10.4Sales Milestone Payments    39
10.5Running Royalties Payable by Licensee    39
10.6Duration of Royalty Obligations    40
10.7Failure to Pay    40
10.8Third Party Licenses    40
11.PAYMENT    41
11.1Currency and Timing of Payments    41
11.2Manner of Payment    42
11.3Taxes    42
11.4Interest    42
11.5Record Keeping and Audit    43
12.OWNERSHIP OF INTELLECTUAL PROPERTY    43
12.1Excluded IP    43
12.2Inventions    44
12.3[**].    44
12.4Licensee and Cooperation with Respect to Inventions    44
12.5Patent Term Extension    45
12.6Ownership of Clinical Data    45
13.MANAGEMENT OF PATENT RIGHTS    45
13.1Prosecution, Maintenance and Defense of Patent Rights    45
13.2Abandonment of Patent Rights by Oncolytics    45

- ii –

13.3Inventions: Licensee Patent Filing    45
13.4Inventions: Oncolytics Patent Filing    46
13.5Notification of Infringement    47
13.6Infringement in Territory    47
13.7Settlement    48
13.8Recovery    49
13.9Interferences and Other Proceedings    49
13.10Notice or Infringement Claims    49
13.11Product Marking    50
14.TRADEMARKS    50
14.1Ownership of Marks    50
14.2Ownership of Licensed Product Marks    50
14.3Use of Licensed Product Marks    50
14.4Registration of Licensed Product Marks    51
14.5Infringement of Licensed Product Marks    51
14.6Recovery in respect of Infringement of Licensed Product Marks    52
14.7Settlements    52
15.TERMINATION    52
15.1Term of Agreement    52
15.2Termination by Oncolytics for Patent Challenge    53
15.3Termination for Breach    53
15.4Insolvency    53
15.5Competing Product Divestment    54
16.CONSEQUENCES OF TERMINATION    55
16.2Accrued Rights    58
16.3Surviving Clauses    58
16.4Related Agreements    58
17.CONFIDENTIALITY    59
17.1Confidential Information    59
17.2Confidentiality Obligations    59
17.3Internal Disclosure of Confidential Information    60
17.4Exceptions    60
17.5Disclosure Required by Law    60
17.6Permitted Use and Disclosures    61
18.WARRANTIES    61
18.1Warranties    61
18.2Warranties by Oncolytics. Oncolytics represents and warrants to Licensee:    62
18.3Undertaking by Licensee    62
18.4No Implied Warranties    62
18.5No Warranties of Patent Rights    62
18.6No Further Representations or Warranties    63
19.LIABILITY AND INDEMNITIES    63
19.1No Consequential Damages    63
19.2Indemnification by Licensee    63

- iii –

19.3Indemnification by Oncolytics    64
19.4Notification of Liabilities/Losses    64
19.5Supply    65
19.6Mitigation    65
19.7Restriction on Limitation of Liability    65
19.8Insurance    66
20.WAIVER    66
21.ENTIRE AGREEMENT/VARIATIONS    66
22.NOTICES    67
23.AFFILIATES, ETC.    68
24.ASSIGNMENT    68
25.FORCE MAJEURE    69
26.SEVERANCE OF TERMS    70
27.NATURE OF THIS AGREEMENT    70
28.PUBLIC STATEMENTS    70
29.NO THIRD PARTY RIGHTS    71
30.COSTS    71
31.EXECUTION AND COUNTERPARTS    71
32.CONSTRUCTION    72
33.DISPUTE RESOLUTION    72
33.1Governing Law; Arbitration    72
33.2Informal Resolution    72
34.IMPORT & EXPORT CONTROL    73
SCHEDULE 1 LICENSED PRODUCT75
SCHEDULE 2 PATENT RIGHTS76
SCHEDULE 4 ONGOING CLINICAL STUDIES89
SCHEDULE 5 THE TERRITORY90
SCHEDULE 6 FORM OF WARRANT PURCHASE AGREEMENT91

- iv –

THIS LICENSE, DEVELOPMENT, SUPPLY AND DISTRIBUTION AGREEMENT, DATED THE 16th DAY OF NOVEMBER 2017 (the “Effective Date”)
IS MADE BETWEEN:

(a)
ONCOLYTICS BIOTECH (BARBADOS) INC., a corporation organized under the laws of Barbados, having its principal offices at 1st Floor, Hastings House, Balmoral Gap, Hastings, Christ Church, Barbados WI BB14034 (“Oncolytics”); and

(b)
ADLAI NORTYE BIOPHARMA CO. LTD., a limited company organized under the laws of the Peoples Republic of China, which has principal offices at 21 Floor, Building 2, No. 452, 6th Street, Hangzhou Eco. & Tech. Development Area, 31008, PRC (“Licensee”);

Oncolytics and Licensee are referred to from time to time herein individually as a “Party” or collectively as the “Parties”.
RECITALS

(A)
Oncolytics is a wholly-owned subsidiary of Oncolytics Biotech Inc., which is a biotechnology company headquartered in Calgary, Alberta, Canada (“Oncolytics Biotech”). The Oncolytics Group has considerable expertise in developing and producing novel viral products for the treatment and prevention of various forms of cancer. The Oncolytics Group has developed and own the exclusive rights to a certain strain of reovirus (Serotype-3 Dearing Strain) identified by Oncolytics as Pelareorep. In particular, the Oncolytics Group is undertaking the Ongoing Clinical Studies (as defined below) and has developed certain intellectual property relating to the use of Pelareorep for oncological treatments.

(B)
Licensee is a biopharmaceutical business dedicated to developing and commercializing new drugs, with a focus on new treatments for cancer and metabolic diseases, but does not currently market or sell any metastatic breast cancer treatments.

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(C)
The Parties desire to collaborate in conducting development and related activities, marketing in certain territories, and selling of product(s) containing Pelareorep for certain indications in those territories all on the terms and subject to the conditions set forth herein, but it is not the intention of the Parties to undertake an employment, joint venture, partnership or other fiduciary relationship.

NOW THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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1.	DEFINITIONS
In this Agreement and in the Schedules to this Agreement the following capitalized terms, whether used in the singular or plural, shall have the meanings set forth below:

1.1
“Adverse Event” or “AE” means any untoward medical occurrence in a patient to whom a medicinal product has been administered and which does not necessarily have to have a causal relationship with the administration of such medicinal product and includes without limitation any unfavorable and unintended sign (for example, an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal product, whether or not considered related to this medicinal product together, in relation to pharmacovigilance standards, policies, and procedures, with all medical device events, (including incidents, near-incidents, serious injuries, malfunctions and failures) or untoward medical events and events such as suicide or aggressive behavior threats, overdose, abuse, misuse, medication errors and other events that may reasonably be related to biomedical research.

1.2	“Affiliate” means, with respect to a Party, any Person (other than an individual) that Controls, is Controlled by, or is under common Control with such Person.

1.3	“Agreement” means this agreement and all schedules, appendices and other addenda attached thereto as any of the foregoing may be amended in accordance with the provisions of this Agreement.

1.4	“Alliance Manager” shall have the meaning set forth in Clause 2.7.

1.5
“BLA” means a biologics license application, as described in 21 C.F.R. Section 601.2, submitted to the FDA to obtain permission to deliver or introduce a biologic product into interstate commerce in the United States, or the analogous application filed with any other Regulatory Authority outside the United States (including without limitation the EMA and CFDA), and all amendments and supplements thereto.

1.6	“Business Day” means a day other than a Saturday, Sunday or a day on which banks are not open for business in Canada, the PRC, Taiwan, Macau, the Republic of Singapore, South Korea, or Hong Kong.

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1.7	“CFDA” means the China Food and Drug Administration in the PRC.

1.8	“Claim” means any claim, action, demand, inquiry or investigation.

1.9
“Clinical Data” means any clinical Know How that is, or is intended to be, included in, or supports, a regulatory submission for approval of the testing of drugs in humans or the approval for the placing of medicinal products on the market (including without limitation submissions to the FDA, the CFDA, the EMA and other Regulatory Authorities).

1.10	“Clinical Study” shall have the meaning set out in Clause 4.5.

1.11
“Commercially Reasonable Efforts” means the degree of effort and resources used by international pharmaceutical businesses with respect to pharmaceutical products of similar commercial potential, maturity, market size and profitability, taking into account product safety and efficacy, development and commercialization costs and risks, market competition, the proprietary position of the product and other technical, legal, scientific, medical or commercial factors that have direct relevance to the relevant Licensed Product.

1.12	“Confidential Information” shall have the meaning set out in Clause 17.1.

1.13	“Control,” “Controls,” “Controlled” or “Controlling” shall mean;

(i)
in respect of any Person, the direct or indirect ownership or control (whether through contract or otherwise) of more than fifty percent (50%) of the outstanding shares, equity interests or other voting rights of the subject Person having the power to vote for the election of directors (in the case of corporate entities) or to direct the management policies and affairs of the entity (in the case of non-corporate entities) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction). Any other relationship which in fact results in actual control over the management, business and affairs of a Person shall also be deemed to constitute Control; and

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(ii)
in respect of any Patent Rights, Know How or other Intellectual Property Rights whether owned by or licensed to a Person, the possession of the legal right and ability to grant the respective licenses or sublicenses as provided herein without violating the terms of any agreement or other arrangement with any Third Party.

1.14
“Cost of Goods” means, for Licensed Products, the cost paid by Oncolytics to a Third -Party manufacturer together, where not included in that payment to such manufacturer, with the fully allocated cost of manufacture, transportation, insurance and other costs incurred by Oncolytics.

1.15
“Development Budget” means the budget of prospective costs (including FTE Costs and Out-of-Pocket Expenses related to the Development Plan (including the cost of supply of Licensed Products for Clinical Studies conducted by the Licensee)) to be incurred by Licensee in connection with the Development Plan. The Development Budget shall include, without limitation: (i) a detailed itemized budget for the relevant calendar year; and (ii) an estimated budget of projected costs and expenses for the next three (3) calendar years.

1.16
“Development Plan” means the annual development plan for the development and Regulatory Approval of a Licensed Product for use in the Field in the Territory by Licensee, including without limitation, development activities to support any Marketing Authorizations for any Licensed Product. The Development Plan shall initially cover three (3) years from the Effective Date and shall be updated in accordance with Clause 4.6. The Development Plan shall include the Development Budget.

1.17	“Dollars”, “$” or “US$” means United States dollars, the lawful currency of the United States of America.

1.18	“Effective Date” shall have the meaning set forth above.

1.19	“EMA” means the European Medicines Agency in Europe.

1.20	“FDA” means the Food and Drug Administration in the United States of America.

1.21	“Field” means the treatment and prevention of human diseases.

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1.22	“Finished Product” shall have the meaning set forth in Clause 4.11.4.

1.23
“First Commercial Sale” shall mean, with respect to any Licensed Product, the first sale for end use or consumption of such Licensed Product in a country or regulatory jurisdiction in the Territory for value, excluding, however, any sale or other distribution for use in a clinical trial or prior to grant of a Marketing Authorization in that country.

1.24	“First Indication” shall mean the indication identified in the first filing of an NDA in the Territory or the first approval of an NDA in the Territory, as the case may be, related to Pelareorep.

1.25	“Force Majeure” shall have the meaning set forth in Clause 25.

1.26
“FTE” means the equivalent of one person working full time for one twelve (12) month period in a research, development, commercialization, regulatory or other relevant capacity, approximating 1,650 hours per year. For clarity, a single individual who works more than 1,650 hours in a single year shall be treated as one FTE regardless of the number of hours worked.

1.27
“FTE Cost” means the fully burdened annual internal cost of employing an FTE, including all employee-related compensation and benefits, such as salary, bonuses, profit sharing, taxes, insurances, training, travel, subsistence, professional dues, catering and employee-related overheads (including human relations, payroll, purchasing, supervisory costs, space allocation and computer and information systems). The FTE Cost shall be set and revised from time to time by the JSC. Thereafter, it shall be increased on January 1 of each year by the increase in the annual percentage change of the US Consumer Price Index published by the US Bureau of Labor Statistics.

1.28
“Generic Product” means, with respect to a Licensed Product in the Field in a particular country in the Territory, another pharmaceutical product that: (x) contains as an active ingredient Pelareorep; and (y) is approved for use in such country (pursuant to 21 U.S.C. 355(b)(2), an ANDA, a separate NDA, compendia listing, other drug approval application or otherwise, including foreign equivalents of the foregoing, as applicable) in the same Field.

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1.29	“Global Study” means a Phase III Study or other global study to support registration of an NDA with the FDA or a Marketing Authorization with the EMA related to Pelareorep.

1.30
“Good Clinical Practice” or “GCP” means the FDA regulations and applicable ICH guidelines for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials, as applicable to the development of the Licensed Product from time to time, including 21 C.F.R. Part 11, 50, 54, 56, 312, and 314 and Commission Directive 2005/28/EC as amended from time to time.

1.31	“HKIAC” means the Hong Kong International Arbitration Centre.

1.32	“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

1.33
“IND” means an Investigational New Drug application, as described in 21 C.F.R. Section 312.23, filed for purposes of conducting Clinical Studies on a Licensed Product in the Field in accordance with the requirements of the Law and the regulations promulgated thereunder, including all supplements and amendments thereto, and any analogous application and process required by a Regulatory Authority in a country or regulatory jurisdiction elsewhere in the Territory in order to conduct clinical studies on a Licensed Product in the Field in such country or regulatory jurisdiction.

1.34
“Intellectual Property Rights” means any and all intellectual property and industrial design rights, whether protected, created or arising under the Laws of the United States or any other foreign jurisdiction, including the following: (i) patents, patent applications (along with all patents issuing thereon), statutory invention registrations, divisions, continuations, continuations-in-part, substitute applications of the foregoing and any extensions, reissues, restorations and reexaminations thereof, and all rights therein provided by international treaties or conventions; (ii) copyrights, mask work rights, database rights and design rights, whether or not registered, published or unpublished, and registrations and applications for registration thereof, and all rights therein whether provided by international treaties or conventions or otherwise; (iii) trade secrets; and (iv) all other applications and registrations related to any of the rights set forth in the foregoing clauses (i) – (iii) above and the right to apply for registrations, certificates, or

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renewals with respect thereto and the right to prosecute, enforce, obtain damages relating to, settle, or release any past, present, or future infringement thereof. As used in this Agreement, the term “Intellectual Property Rights” expressly excludes Trademarks.

1.35	“Indications” means the Oncolytics Indication, First Indication, Second Indication and any additional indications.

1.36
“Inventions” means all inventions or discoveries (whether patentable or not) which are generated by either or both Parties or their Affiliates in performance of its or their obligations under this Agreement. Inventions are more particularly identified as:

1.36.1
“Oncolytics Inventions”, meaning those Inventions that are conceived of, or reduced to practice by, Oncolytics, its Affiliates, or subcontractors in performance of its or their obligations under this Agreement;

1.36.2
“Licensee Inventions”, meaning those Inventions that are conceived of, or reduced to practice by, Licensee or its Affiliates, subcontractors or Sublicensees in performance of its or their obligations under this Agreement; and

1.36.3
“Joint Inventions”, meaning those Inventions that are conceived of or reduced to practice by one or more employees, agents or consultants of Oncolytics or its Affiliates or subcontractors, together with one or more employees, agents or consultants of Licensee or its Affiliates, Sublicensees or subcontractors in performance of its or their obligations under this Agreement.

It is acknowledged that any work undertaken by Licensee or its Affiliates, subcontractors or Sublicensees in relation to any Licensed Product shall be considered to be undertaken in performance of Licensee’s obligations under this Agreement.

1.37	“Joint Patents” means any Patent Rights filed by either Party in respect of any Joint Inventions.

1.38	“Joint Steering Committee” or “JSC” means the committee to be established by the Parties pursuant to Clause 2.1 to oversee and manage the relationship between the Parties.

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1.39
“Know How” means, individually and collectively, unpatented technical and other information of a Party that is not in the public domain, disclosed hereunder and concerns any Licensed Product, including, ideas, concepts, inventions, discoveries, data, formulae, specifications, information relating to materials, manufacturing and production processes and SOPs, models, assays, analytical processes and SOPs, materials relating to assays, analytical systems or processes, procedures for experiments and tests and results of experimentation and testing, results of research and development including laboratory records, data relating to the pharmacology of products (including data relating to toxicology, bioavailability, metabolism, metabolites and pharmacokinetics), clinical trial data, case report forms, data analyses, reports or summaries and information contained in submissions to and information from ethical committees and Regulatory Authorities. The fact that a part of a compilation of data is in the public domain shall not prevent the compilation of data as such, or any one or more of the other elements of the compilation from being Know How.

1.40	“Law” means all applicable domestic or foreign federal, regional, national and supra national laws, regulations, rules, directives and regulatory guidance.

1.41	“Licensed Clinical Data” means the Clinical Data Controlled by Oncolytics during the term of this Agreement which directly relates to the use of any Licensed Product in humans.

1.42	“Licensed Patent Rights” means the Patent Rights licensed to Licensee pursuant to Clause 3.1.

1.43	“Licensed Know How” means the Know How Controlled by Oncolytics during the term of this Agreement which directly relates to the development and commercialization of the Licensed Product.

1.44	“Licensed Product” means any product containing or including Oncolytics’ proprietary variant of Pelareorep as further described in Schedule 1 for use in the Field.

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1.45
“Licensed Product Mark” means a product specific Trademark and its foreign language counterparts selected by the Parties in accordance with the terms of this Agreement and used by the Parties in connection with the Licensed Product marketed in the Territory.

1.46	“Licensee House Mark” means a Trademark and its foreign language counterparts that is used by Licensee in relation to the Licensed Product and which is not a Licensed Product Mark.

1.47	“Macau” means the Macau Special Administrative Region of the PRC.

1.48	“Marketing Authorization” means any approval required from the relevant Regulatory Authority or Authorities to distribute, promote, market and sell a Licensed Product in a country or region.

1.49
“Net Sales” means, with respect to a given period of time, the gross amounts invoiced by or on behalf of Licensee, its Affiliates or permitted Sublicensees to Third Parties on account of sales of Licensed Products in the Territory, less reasonable and customary discounts and deductions from such gross amounts which are actually incurred, allowed, paid, accrued or specifically allocated, [**].

The inter-company transfer of any Licensed Product by Licensee or one of its Affiliates to Licensee or another Affiliate of Licensee shall not be considered a sale. In such cases, Net Sales shall be determined based on the gross invoiced price of the Licensed Product sold by Licensee or its Affiliate to the first Third Party purchaser less the discounts and deductions allowed under this definition.
Licensee shall not be permitted to sell or otherwise dispose for value of Licensed Product other than in a bona fide arms-length transaction exclusively for money, [**]
Distribution of Licensed Products for, or use of Licensed Products in, clinical or pre-clinical trials, samples or compassionate use shall not give rise to any deemed sale under this definition.

1.50	“NDA” means a New Drug Application, as described in 21 C.F.R. Section 314, including all supplements and amendments thereto, and any analogous application and process

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required by a Regulatory Authority in a country or regulatory jurisdiction elsewhere in the Territory in order to market a Licensed Product in the Field in such country or regulatory jurisdiction.

1.51	“Oncolytics Biotech” has the meaning set forth in Recital (A).

1.52	“Oncolytics Group” means Oncolytics, its Affiliates and their respective employees, agents and Third Party independent contractors.

1.53
“Oncolytics Indication” means the indication identified in the first filing of an NDA outside the Territory or the first approval of an NDA outside the Territory, as the case may be, related to Pelareorep.

1.54
“Oncolytics Patent Rights” means the Patent Rights Controlled by Oncolytics during the term of this Agreement which relate to, or are necessary or useful for the development, testing, use, manufacturing, distribution or sale of a Licensed Product. Oncolytics Patent Rights are listed in Schedule 2 – Part B, which shall be updated from time to time.

1.55	“Ongoing Clinical Studies” means the clinical studies relating to Licensed Products further described in Schedule 4.

1.56
“Out-of-Pocket Costs” means, with respect to any Party or any of its Affiliates, direct costs and expenses paid or accrued as owing by such Party or any such Affiliate to Third Parties, other than employees or a contract sales force and specifically identifiable and incurred to develop or commercialize Licensed Products pursuant to a Development Plan or Sales and Marketing Plan approved hereunder.

1.57
“Patent Rights” means any patent applications, patents and any foreign counterparts thereof, including, without limitation, all provisional applications, divisions, renewals, continuations, continuations-in-part, extensions, reissues, re-examinations, substitutions, confirmations, registrations, revalidations and additions of or to them, as well as any supplementary protection certificates, patent term adjustment or patent term extension, or like form of protection, on file with the appropriate governmental agencies.

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1.58	“Pelareorep” means Oncolytics’ proprietary variant of a respiratory enteric orphan virus, as more fully described in Schedule 1 to this Agreement.

1.59
“Person” means an individual, partnership, corporation, joint stock company, estate, trust (including a business trust), limited liability company, unincorporated association, joint venture or other entity or a Regulatory Authority.

1.60
“Pharmacovigilance Agreement” means an Adverse Event collecting, exchanging and reporting agreement that addresses the issues and reflects the principles set out in Clause 9, and that the parties will enter into promptly after the Effective Date, substantially in the form attached at Schedule 3 hereto.

1.61
“Phase III Study” means one or more clinical trials on sufficient numbers of subjects, which trial(s) are designed to: (a) establish that a drug is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed; and (c) support Regulatory Approvals for such drug.

1.62
“Phase IV Study” means, with respect to a Licensed Product study or data collection effort for such Licensed Product that is initiated in a country/countries after receipt of Marketing Authorization and is principally intended to support the commercialization of such Licensed Product in such country/countries and not to support or maintain a Marketing Authorization or otherwise obtain any labelling change approval from an applicable Regulatory Authority. Phase IV Studies shall include, without limitation, clinical experience trials, but shall exclude studies that are required by a Regulatory Authority as a condition to receiving Marketing Authorization for the Licensed Product.

1.63	“PRC” means the People’s Republic of China, but for the purpose of this Agreement only, excludes Hong Kong, Macau and Taiwan.

1.64	“Quarter” means each period of three consecutive calendar months commencing on 1 January, 1 April, 1 July and 1 October of the relevant calendar year.

1.65	“Regulatory Approval” means all registrations, approvals (including, without limitation, labeling, pricing or reimbursement approvals), licenses (including, without

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limitation, product and establishment licenses) and authorizations (including, without limitation, a Marketing Authorization) granted by a Regulatory Authority that are required for the marketing, importation, exportation, transport, storage, manufacture, commercial use and sale of a product in a country or jurisdiction.

1.66
“Regulatory Authority” means CFDA, EMA, FDA or any national, supranational, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in a given country or jurisdiction in the Territory responsible for granting and administering any Regulatory Approvals.

1.67
“Regulatory Confidential Information” means any Confidential Information or Know How: (i) which is, or is intended, to be included in, or support an IND, NDA or Marketing Authorization for approval of the testing of drugs in humans or for obtaining or supporting Marketing Authorization for a pharmaceutical product, or any supplements thereto; or (ii) constitutes Clinical Data relating to a Licensed Product.

1.68
“Regulatory Exclusivity” means market exclusivity granted by a Regulatory Authority designed to prevent the entry of Generic Product(s) onto the market in the Field, including new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity and 180-day generic product exclusivity.

1.69	“Related Agreements” means:
(i)the Pharmacovigilance Agreement;
(ii)    the Supply Agreement; and
(iii)    the Warrant Purchase Agreement.
any other agreements entered into between the Parties or their respective Affiliates contemporaneously with, or during the term of, this Agreement in order to facilitate the development or commercialization of any Licensed Product in the Territory under this Agreement.

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1.70	“Research Material” has the meaning set forth in Clause 5.1.

1.71
“Sales and Marketing Plan” means each plan setting forth guidelines for the sales and marketing of Licensed Products in the Territory by or on behalf of Licensee all as described in Clause 7.2. The Sales and Marketing Plan shall cover a period of at least three (3) years and shall be broken down on a country-by-country basis.

1.72	“Second Indication” shall mean the indication identified in the second filing of an NDA in the Territory or the second approval of an NDA in the Territory, as the case may be, related to Pelareorep.

1.73	“South Korea” means the Republic of Korea.

1.74	“Study Plan” shall have the meaning designated in Clause 4.5.2.

1.75
“Sublicensee” means a Third Party to whom Licensee or its Affiliates will have granted a license or sublicense under its rights under this Agreement to sell or offer for sale Licensed Product in one or more countries in the Territory; provided, however, “Sublicensee” will not include any Third Party who receives a license to use a unit of Licensed Product arising by operation of law or otherwise, or as a consequence of the purchase of said unit of Licensed Product.

1.76	“Supply Agreement” means an agreement governing the supply of Licensed Product by Oncolytics to Licensee for sale in the Territory as agreed in accordance with Clause 4.10.

1.77	“Tax Withholding Amount” shall have the meaning set forth in Clause 11.3.

1.78	“Termination Date” means the effective date of expiration or earlier termination (as applicable) of this Agreement pursuant to Clause 15.

1.79	“Territory” means the countries listed in Schedule 5.

1.80	“Third Party” means any Person other than the Parties or their respective Affiliates.

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1.81
“Trademarks” means rights in trademarks, trade names, service marks, service names, design marks, logos, slogans, trade dress, or similar rights with respect to indicators of origin, whether registered or unregistered, as well as rights in internet domain names, uniform resource locators, e-mail addresses and similar rights.

1.82	“US GAAP” means the Generally Accepted Accounting Principles determined by the Financial Accounting Standards Board.

1.83	“Valid Claim” means either:

(a)
a claim of an issued and unexpired patent (which include any patent term extension, patent term adjustment or supplementary protection certificate) in the relevant country in the Territory which covers a Licensed Product and that: (i) has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal; or (ii) has not been abandoned, disclaimed, or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or

(b)
a claim of a pending patent application, which claim has been filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application provided always that any claim that has been pending for greater than [**] from the filing date of the patent application shall cease being a Valid Claim until the patent issues.

1.84
“Warrant Purchase Agreement” means a warrant purchase agreement to be entered between Oncolytics Biotech and Licensee or its designated Affiliate simultaneously with this Agreement pursuant to which Licensee or its designated Affiliate shall purchase warrants to purchase shares of capital stock of Oncolytics Biotech on the terms and subject to the conditions set out therein, substantially in the form attached at Schedule 6 hereto.

1.85	“Wholly-Owned Subsidiary” of a Person a Person (other than an individual) 100% of the outstanding voting securities of which are owned, directly or indirectly, by such Person.

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In this Agreement:

1.85.1	all references to a particular clause or schedule shall be a reference to that clause or schedule in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

1.85.2	the headings are inserted for convenience only and shall be ignored in construing this Agreement;

1.85.3	words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

1.85.4
words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organization or other entity, in each case whether or not having separate legal personality;

1.85.5	the words “include”, “included” and “including” are to be construed without limitation to the generality of the preceding words; and

1.85.6	reference to any statute or regulation includes any modification or re-enactment of that statute or regulation.

1.86
In the event of any inconsistency or conflict between this Agreement and any of the Schedules, this Agreement shall prevail. In the event or any discrepancy or contradiction between this Agreement and any Related Agreement, save where expressly provided, this Agreement shall take precedence.

2.	MANAGEMENT OF THE RELATIONSHIP

2.1
The Joint Steering Committee. Within thirty (30) days after the Effective Date, the Parties shall establish the Joint Steering Committee (“JSC”) to oversee and manage the relationship between the Parties. In particular, the JSC shall be responsible for:

2.1.1	providing a forum for addressing strategic issues and holding discussions between the Parties related to the development and commercialization of Licensed Products in the Field and in the Territory;

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2.1.2	review and approval of the Development Plan;

2.1.3	review, consideration and approval of any Clinical Study to be undertaken by Licensee in relation to any Licensed Product, together with the associated Study Plan, pursuant to Clause 4.5.2;

2.1.4	review and coordination of branding strategies and guidelines for each Licensed Product;

2.1.5	review and approval of any Licensed Product Mark to be used by Licensee in relation to a Licensed Product;

2.1.6
review of regulatory strategies for obtaining and maintaining Marketing Authorizations for each Licensed Product in the Territory, including review and approval of any deadline extension requests submitted by Licensee pursuant to Clauses 4.3 and 6.5.1 of this Agreement;

2.1.7	review and approval of the Sales and Marketing Plan;

2.1.8	[**];

2.1.9	review of annual reports provided by Licensee of its sales and marketing activities and otherwise monitoring if Licensee’s performance and compliance against the current Sales and Marketing Plan;

2.1.10	proposing any amendments to the Sales and Marketing Plan;

2.1.11
development of the core scientific and promotional messages and advertising strategies for Licensed Product in the Field and in the Territory, and planning and implementing educational and professional symposia and meetings in the Territory;

2.1.12	review issues concerning the manufacture, procurement, packaging, distribution and supply of Licensed Products in the Field and in the Territory;

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2.1.13
review the supply chain for Licensed Products to identify risks and appropriate actions to avoid or address those risks, including without limitation, identifying sources of supply and second sources of supply, reviewing quality assurance/quality control procedures, records and compliance with current good manufacturing practices (CGMP) and recommending changes or improvements to address issues or problems in those areas, and recommending inventory levels and methods of allocating of supplies in the event of shortfalls;

2.1.14	working with and advising the Parties in connection with the negotiation of agreements with Third Party contractors related to the manufacture and supply of Licensed Products;

2.1.15
developing contingency plans (including without limitation, consideration of whether to establish any second sources of supply) to be implemented in the event of projected or actual supply shortages or inability to supply;

2.1.16	facilitating the negotiation and implementation of the Supply Agreement and any other agreements needed to support the supply chain;

2.1.17	determining which documents, materials and information are to be translated to another language, who will be responsible and how costs will be shared and allocated between the Parties; and

2.1.18	addressing safety issues relating to Licensed Products.
For the avoidance of doubt, Oncolytics shall not be required to disclose or discuss at the JSC or with Licensee any information which does not relate to development and commercialization of Licensed Products for use in the Field and in the Territory.

2.2
Membership and Governance of the JSC. The JSC shall comprise six (6) members (the “Members”), with Oncolytics appointing three (3) Members and Licensee appointing three (3) Members as their respective representatives on the JSC. The initial Members of the JSC shall be Matt Coffey (CEO, Oncolytics Biotech), Kirk Look (CFO, Oncolytics Biotech) and Andrew de Guttadauro (President, Oncolytics Biotech (U.S.), Inc.) appointed by Oncolytics and Victor Yang (SVP), Dexter Fong (CFO) and Alex Ye (VP Business Development) appointed by

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Licensee. Each Party shall have the right to invite additional representatives to provide information and additional expertise to the JSC and to otherwise participate in JSC Meetings as non-voting representatives.

2.2.1
Each Party shall be entitled to remove any Member appointed by it and to appoint any person to fill the vacancy arising from the removal or retirement of such Member. Each Party shall give the other Party prior written notice of any changes in the identity of its Members. The Parties shall ensure that all of their appointed Members are of a suitable level of expertise, seniority and decision-making authority to deal with the issues that may arise in connection with matters to be considered by the JSC.

2.2.2
The JSC shall exercise this authority in good faith and in accordance with the terms of this Agreement. The JSC shall have no authority to bind the Parties unless the Parties expressly delegate matters to the JSC in writing or ratify the decision of the JSC in writing.

2.2.3
From time to time, the JSC may establish one or more subcommittees to oversee particular projects or activities related to this Agreement, and such subcommittees will be constituted as the JSC agrees. The Parties may replace their respective subcommittee representatives at any time, with prior written notice to the other Party. Any such sub-committee shall be run on the same basis as the JSC save that any issue within the purview of such a subcommittee that is not settled or determined by the applicable subcommittee shall be submitted to the JSC for resolution. The chair of each subcommittee shall report on subcommittee efforts at each JSC meeting, and either Party may invite its own representatives on such subcommittee to also report on such efforts.

2.3	JSC Meetings.

2.3.1
At least twenty-one (21) days prior to each regularly scheduled meeting of the JSC, written notice shall be given to each Member by the Party convening the meeting and at least fourteen (14) days prior each such meeting, each Party shall provide to the other all written information to be disclosed including any update

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to the Development Plan or the Sales and Marketing Plan. In addition, special meetings of the JSC may be called on not less than ten (10) days’ notice by any Member upon written request to the then current chairperson of the JSC.

2.3.2
Oncolytics shall designate a Oncolytics Member as the chairperson of the JSC. The chairperson of the JSC shall set meeting agendas for the JSC provided that the agenda shall include any matter that either Party requests to be included. Such agendas shall be circulated to all Members at least seven (7) Business Days prior to the date of the relevant meeting. The JSC chairperson shall be responsible for recording, preparing and within ten (10) Business Days issuing draft minutes of the JSC meetings, which draft minutes shall be reviewed, modified and approved in writing by the Members.

2.3.3
The JSC shall have its first meeting within forty-five (45) days after the Effective Date, and thereafter shall hold Quarterly meetings. The venue for the first meeting of the JSC shall be at Oncolytics’ facilities in Calgary, Alberta, Canada, unless otherwise agreed by the Members. Thereafter, the venue for each meeting of the JSC shall alternate between Licensee’s facilities in Hangzhou Economic and Technology Development Area, PRC and Oncolytics’ facilities in Calgary, Alberta, Canada, or such other locations as may be agreed upon by the Members. Except for the first meeting of the JSC which shall be a face-to-face meeting, meetings of the JSC may be held as a teleconference or video conference, provided that the JSC shall hold at least one face-to-face meeting during each calendar year. Each Party shall bear its own costs for its Members to attend JSC meetings and, as applicable, for its obligations to host such meetings.

2.3.4	The JSC shall review the Development Plan prior to the start of the relevant calendar year. The JSC shall also review the progress of each Licensed Product against the Development Plan.

2.4
JSC Decision Making. All decisions by the JSC shall be made by unanimous vote of a quorum of the Members, with each of Oncolytics and Licensee having one (1) vote. The presence of at least two (2) Members of the JSC representing each of Oncolytics and Licensee (i.e., a total of four (4) Members) shall constitute a quorum. The Members shall use their reasonable efforts to reach agreement on any and all matters to be determined or resolved by the JSC.

2.5
Dispute Resolution. In the event that agreement on a matter cannot be reached within thirty (30) days (or sooner, if required) after the submission of a written notice to the JSC by a Member of the existence of such a disagreement, the matter shall be referred to Licensee’s CEO and the CEO of Oncolytics for resolution. In the event that Licensee’s CEO and the CEO of Oncolytics cannot reach agreement within twenty (20) Business Days (or sooner, if required) after such referral, the matter shall be resolved as follows:

(a)	[**];

(b)	in accordance with Oncolytics’ position, where the matter concerns the development, promotion, sale and distribution of Licensed Products outside the Territory;

(c)	in accordance with Oncolytics’ position where the matter concerns the Global Study or any of the Ongoing Clinical Studies;

(d)	in accordance with Oncolytics’ position where the matter concerns the any Clinical Study proposed by a Party pursuant to Clause 4.5; and

(e)	in the event that Oncolytics remains responsible for commercial manufacture of Licensed Products, Oncolytics shall have the final say in relation to manufacturing issues.

2.6
Approval of Sub-Committee Actions. Any recommendations prepared by any of the Sub-Committees which are identified herein as requiring JSC approval shall be submitted to the JSC for review and approval. The terms of any additional contractual agreements or relationships (including, without limitation, agreements with Third Parties) related to development or commercialization of Licensed Products discussed or negotiated by the JSC or a Sub-Committee shall not be binding on the Parties unless and until such terms have been formally reviewed by each Party and signed in accordance with each Party’s normal procedures.

2.7
Alliance Managers. Each Party shall appoint one (1) alliance manager (the “Alliance Manager”) to serve as the point person for communications between the Parties on matters arising under this Agreement. The Alliance Manager may also be a Member of the JSC. Each Alliance Manager shall be primarily responsible for facilitating the flow of information and otherwise promoting communications and collaboration between the Parties and internally within the Parties. Each Alliance Manager shall also be responsible for:

2.7.1	facilitating coordination among the various functional representatives of Oncolytics or Licensee, as appropriate; and

2.7.2	providing single-point communication for seeking consensus, including facilitating review of external corporate communications pursuant to Clause 28.1.

3.	GRANT OF RIGHTS AND EXCLUSIVITY

3.1
License to Licensee. Subject to the terms of this Agreement, Oncolytics grants the following licenses to Licensee effective as of the earlier of the next date following the Effective Date or the date on which Licensee makes its first payment to Oncolytics under this Agreement:

3.1.1
an exclusive license under the Oncolytics Patent Rights and the Oncolytics Inventions (in each case, to the extent that Oncolytics has exclusive rights and does not infringe Licensee’s Intellectual Property Rights or any Third Party’s Intellectual Property Rights) and Oncolytics’ interest in the Joint Patents to [**] Licensed Products in the Field in the Territory; and

3.1.2
a license under the Licensed Know How and Licensed Clinical Data [**] Licensed Products in the Field in the Territory, such license being exclusive to the extent that Oncolytics or its Affiliates have exclusivity and in other cases non-exclusive.

3.2	Manufacturing Rights. Licensee shall have no rights to make or to have made Licensed Products anywhere in the world except as permitted pursuant to Clause 4.11.

3.3	Sublicense Rights. Licensee shall have no right to sublicense any of the licenses and other rights granted under Clause 3.1 to any Third Party, except that [**]

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3.4
Diversion. Licensee shall not sell, distribute or otherwise dispose of Licensed Product, including via the Internet or mail order, to any Third Party, address or IP address in the any country or jurisdiction outside of the Territory. [**]

3.5	[**]

4.	DEVELOPMENT OF LICENSED PRODUCTS

4.1	Development of Licensed Products. The Licensee shall be responsible for developing the Licensed Product for use in the Field in the Territory in accordance with the terms of this Agreement.

4.2
Development Plan. As soon as reasonably practicable after the Effective Date, the Parties shall, acting through the JSC in accordance with the provisions of Clause 2, agree on and finalize the Development Plan, which shall focus on the development of Licensed Products, and Licensee’s filing for Regulatory Approval of the Licensed Product in the Territory for at least the First Indication. The Development Plan shall set out the steps necessary to obtain Regulatory Approval in at least the PRC in respect of the Licensed Product.

4.3
Development in respect of the PRC. Obtaining Marketing Authorization for the Licensed Product for use in the Field in the PRC is of the essence of this Agreement. On or before [**], Licensee shall produce strategy for the development and Regulatory Approval [**] in the PRC for at least the First Indication and this strategy shall be provided to the JSC for approval and incorporation into the Development Plan in respect of the Licensed Product. [**]. Within the same period, Licensee shall also commence work to generate or obtain any other data that may be necessary for Regulatory Approval in the PRC.

4.4
Ongoing Clinical Studies. Subject to Clause 4.8, Oncolytics shall be responsible for and shall use its Commercially Reasonable Efforts to undertake the Ongoing Clinical Studies in accordance with the relevant protocols.

4.5
Clinical Studies. Subject to the provision of this Clause 4.5, Licensee shall have the right to undertake Clinical Studies (whether alone or together with Oncolytics) in respect of Licensed Products in the Territory and Oncolytics shall have the right to undertake Clinical Studies (whether alone or together with the Licensee or another Person) in respect of Licensed Products anywhere in the world outside the Territory.

4.5.1
If Licensee intends to undertake a clinical study on humans or using material derived from humans (a “Clinical Study”), then prior to submitting any IND (or any other application) for approval to conduct the Clinical Study, Licensee shall notify Oncolytics and provide it with a near final draft protocol and details of the proposed clinical study together with any further information that Oncolytics may reasonably request. Oncolytics shall:

4.5.1.1	[**]

4.5.1.2
notify Licensee within [**] of receipt of the draft protocol (provided that all such other information reasonably requested has been provided) that it agrees to the Clinical Study being undertaken in which case the provisions of Clauses 4.5.2 through Clause 4.5.5 shall apply.

4.5.2
If it is agreed [**] that a Clinical Study should be conducted, then the JSC shall meet to discuss the plan for such Clinical Study (including the protocol) and to develop a study plan for the Clinical Study (a “Study Plan”). Prior to the submission of any IND or other application for approval, the Parties shall discuss and decide whether the Clinical Study should be conducted jointly or separately. Such clinical study shall be conducted in accordance with the Study Plan.

4.5.3
Clinical Studies Required by a Regulatory Authority. Licensee shall be responsible for and bear the cost of all Clinical Studies required by a Regulatory Authority in the Territory in respect of a Licensed Product and the rights set out in Clause 4.5.4 shall apply without payment.

4.5.4	Rights to use Clinical Data from Clinical Studies. The Clinical Data generated shall be subject to Clause 12.6.

4.5.5
Sublicensing Rights. Oncolytics may exercise the rights provided for in this Clause 4.5 on behalf and for the benefit of any Third Party to which it has granted a license to develop or commercialize Licensed Products outside the Territory if such Third Party has agreed to be bound by the obligations provided for in this Clause 4.5.

4.6
Development Plan. Subject to Clauses 4.1 and 4.3, the Development Plan shall set forth for at least a three (3) year period: (i) all of the remaining Clinical Studies (including the Ongoing Clinical Studies and any future Clinical Studies), any development of a production process and all other development activities to be performed by Licensee for each Licensed Product; (ii) the activities necessary to a long-term strategy for the development of each Licensed Product in the Territory; and (iii) the corresponding Development Budget. Development activities to be provided for in the Development Plan may include, without limitation, any studies (clinical or otherwise), formulation development, development/applications of relevant diagnostics analytical method development, and quality control and stability testing necessary or useful in connection with obtaining and maintaining Marketing Authorizations for each Licensed Product in the Territory and any new indications, labelling changes or product improvements (including changes in formulation or dosage, combinations with other active pharmaceutical ingredients and other life cycle management activities) for each Licensed Product.

4.7
Conduct of Development Plans. Each Party shall undertake the tasks allotted to it in the Development Plan with reasonable skill and care and in a timely manner. All such development activities shall be performed in compliance with all applicable Laws, including, without limitation, current good laboratory practices and Good Clinical Practice. The Development Plan shall be reviewed by the JSC at each meeting and at least once in each twelve (12) month period, Licensee shall provide an amended or up-dated Development Plan to the JSC to reflect progress in the development of Licensed Product. Licensee shall submit to the JSC for review any protocols (and any substantive changes thereto) for any Clinical Studies which it proposes to undertake pursuant to the Development Plan in relation to Licensed Product within the Territory (including without limitation, any Phase IV Study), and shall not commence any such study until the JSC has approved the final protocol. Either Party may, as far as is expressly set out in the Development Plan, fulfill its obligations under the Development Plan through sub-contractors, provided always that the subcontracting Party shall remain responsible for such obligations and further provided that the sub-contractor agrees in writing to adopt and implement suitable quality assurance policies and procedures to ensure such compliance.

4.8
Development Costs. Licensee shall be responsible for all of the costs (including Oncolytics’ costs incurred before or after the Effective Date as approved by the JSC or reasonably and necessarily incurred in the Development Plan) of carrying out the Development Plan, except for the costs of any development activities required solely by the Oncolytics Group. Oncolytics shall submit to Licensee an invoice in respect of the costs incurred by it pursuant to the Development Plan with no mark-up within thirty (30) days of the end of each Quarter and Licensee shall pay the amount invoiced by Oncolytics within thirty (30) days of receipt of such invoice.

4.9	Obligations.

4.9.1
Oncolytics agrees to have manufactured and supplied to Licensee all of Licensee’s requirements for the Licensed Product (i) for clinical development, and (ii) for commercial use, pursuant to the Supply Agreement.

4.9.2
Licensee shall be responsible for providing Oncolytics with all information relating to labeling requirements for the Finished Product, including English translations of all draft and final labels, product inserts and similar documents, to ensure compliance with all applicable Law at all times.

4.10	Supply Agreement.

4.10.1
Unless the Parties agree otherwise in writing, Oncolytics shall or shall procure the manufacture of Licensed Product for Licensee on the terms and conditions of a separate written supply agreement to be entered into between the Parties. Clinical batches and commercial supply will be covered by the supply agreement.

4.10.2
Subject to Clause 4.11, under the terms of the supply agreement to be negotiated in good faith by the Parties, Licensee shall be responsible for Oncolytics’ costs in manufacture and supply of Licensed Product, including any Cost of Goods necessary for the manufacture; provided, however, that Licensee shall be afforded the opportunity to provide input on the costs of manufacture to be agreed between Oncolytics and the Contract Manufacturer chosen by Oncolytics from time to time pursuant to Clause 4.11. In particular, the supply agreement shall include the following terms:

4.10.2.1	[**].

4.10.2.2	[**].

4.10.2.3	[**].

4.10.2.4	[**].

4.10.3
The Parties acknowledge that timely negotiation of a mutually-agreeable supply agreement will be critical to the ability to launch the Licensed Product. If at any time more than [**] after the commencement of negotiation of such agreement, either Party believes such negotiations have reached an impasse, such Party may refer the impasse to an expert (acting as an expert and not an arbitrator) of at least fifteen (15) years’ experience in the pharmaceutical industry, selected jointly by the Parties, or in the absence of agreement between the Parties within [**] of the proposing Party requesting that the matter is referred to expert determination, then the matter shall be referred to mediation administered the HKIAC, with one mediator appointed by the HKIAC, in accordance with the HKIAC Mediation Rules in force at the relevant time (the “Expert”). The Expert shall receive one written submission from each Party setting out that Party’s proposal for the terms of the supply agreement and shall provide his decision as to the terms of supply agreement that are to be implemented within [**] of his appointment. The Expert’s decision shall be final and binding on the Parties. The costs of the Expert shall be borne by the Parties in equal shares.

4.11
Contract Manufacturer. Oncolytics may meet its obligations to supply the Licensed Product to Licensee hereunder or under the Supply Agreement through subcontracting with Third Parties jointly selected, qualified and validated by Licensee and Oncolytics (each, a “Contract Manufacturer”), subject to the following requirements and Clause 4.10:

4.11.1	[**]

4.11.2	[**]

4.11.3	[**]

4.11.4	[**]

4.11.5	[**]

4.11.6	[**]

4.11.7	[**]

4.11.8	[**]

4.11.9	[**]

5.	AUTHORIZED USE OF MATERIALS

5.1
Research Materials. Oncolytics may from time to time during the term of this Agreement supply Licensee with proprietary research materials for use in connection with the development of Licensed Products hereunder (collectively “Research Materials”). All such Research Materials are and shall remain the property and Confidential Information of Oncolytics. Licensee covenants and agrees that it shall only use Oncolytics’ Research Materials for the specific research purposes contemplated by this Agreement, and shall not use the Research Materials for any other purpose or for administration to humans without the prior written consent of Oncolytics. In addition, Licensee shall not supply or transfer the Research Materials to any Third Party without Oncolytics’ prior written consent; provided, however, that Research Materials may be supplied to a Wholly-Owned Subsidiary solely for use in connection with the performance of activities under the Development Plan pursuant to a materials transfer agreement in a form no less protective of Oncolytics’ rights in the Research Materials as this Clause 5.1 signed by the Wholly-Owned Subsidiary and Oncolytics.

5.2	Limited Warranties. Oncolytics represents and warrants as follows:

5.2.1.	Research Materials supplied by Oncolytics for Clinical Studies shall be manufactured and shipped in compliance with cGMP and all applicable Laws;

5.2.2.	Research Materials supplied by Oncolytics for Clinical Studies shall conform to the quality agreement and specifications agreed to between Oncolytics and the manufacturer;

5.2.3.	the facility at which Research Materials for Clinical Studies are manufactured has been validated to meet all applicable regulatory requirements; and

5.2.4.
the manufacturer of Research Materials for Clinical Studies has all such approvals and permits as are required under applicable Law to operate the facility for the purposes of manufacturing Research Materials for Clinical Studies.

5.3
Exclusion of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN CLAUSE 5.2 OR FOR ANY LICENSED PRODUCT SUPPLIED AND PAID FOR UNDER A SEPARATE SUPPLY AGREEMENT, LICENSEE ACKNOWLEDGES AND ACCEPTS THAT ALL MATERIALS ARE PROVIDED “AS IS” FOR THE SPECIFIC PURPOSES AUTHORIZED HEREUNDER, ARE EXPERIMENTAL IN NATURE, AND ARE PROVIDED WITHOUT WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR ANY OTHER WARRANTY (EXPRESS OR IMPLIED). WITHOUT LIMITATION OF THE FOREGOING AND TO THE FULLEST EXTENT PERMITTED BY LAW, ONCOLYTICS SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY LOSS OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED ON LICENSEE OR ANY OTHER PERSON, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM (A) THE MANUFACTURE, USE, OFFER FOR SALE, SALE OR IMPORT OF A LICENSED PRODUCT, OR (B) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES CONCERNING ANY OF THE FOREGOING.

5.4
Return of Materials. Upon the first to occur of either termination of this Agreement or the ceasing of development by Licensee of the relevant Licensed Product under this Agreement, Licensee shall promptly return, or, at Oncolytics’ request, Licensee shall destroy, and provide written confirmation certified by an authorized officer of Licensee, any of Oncolytics’ Research Materials in its possession or control received by it and all copies thereof, progeny, derivatives, variants, cellular material (such as proteins antibodies, nucleic acids, genes and the like, purified or unpurified) and fragments of the Research Materials (all of which are acknowledged to be the property of Oncolytics), for use in connection with the development of the relevant Licensed Product.

5.5
Unauthorized Use of Materials. Notwithstanding anything in this Agreement to the contrary, any patentable inventions or discoveries made, derivative works, progeny, derivatives, variants, cellular material (such as proteins antibodies, nucleic acids, genes and the like, purified or unpurified) and fragments of the Research Materials created through unauthorized use of Research Materials by Licensee or any Third Party receiving Research Materials from Licensee shall be the exclusive property of Oncolytics, and Licensee shall, and shall procure that its Affiliates and such Third Party shall, upon Oncolytics’ request, take all reasonable steps requested by Oncolytics to perfect Oncolytics’ rights, title and interest in and to such patentable inventions, discoveries, derivative works, progeny, derivatives, variants, cellular material (such as proteins antibodies, nucleic acids, genes and the like, purified or unpurified) and fragments of the Research Materials.

5.6
Restriction on Use of Materials. Licensee agrees that it will not incorporate Oncolytics’ Research Materials in any of its products or services and shall not utilize Oncolytics’ Research Materials in connection with the commercialization of any products in or outside the Territory other than the development and commercialization of the relevant Licensed Product in the Territory pursuant to this Agreement.

5.7
Compliance with Regulations. Licensee shall comply, and shall ensure and guarantee that any permitted assignees and all of its Affiliates comply, with all applicable Laws in connection with the use, storage and handling of any Research Materials provided pursuant to this Clause 5.6.

5.8
Exceptions. Notwithstanding any provision of this Clause 5, Licensee’s non-use obligations with respect to Research Materials under this Clause 5 are subject to the exceptions set forth in Clause 17.4.

6.	REGULATORY AND CLINICAL DEVELOPMENT

6.1	Master File. [**]

6.2
Responsibility for Regulatory Applications in the Territory. Save in respect of the Ongoing Clinical Studies [**], Licensee shall be responsible, at its own cost, for filing and maintaining, in Licensee’s name, the INDs, BLAs and other regulatory applications necessary to obtain and maintain Marketing Authorization for each Licensed Product in all countries and jurisdictions in the Territory. Licensee shall allow Oncolytics to review and comment on all INDs, BLAs and other similar regulatory applications for each Licensed Product prior to submission to any Regulatory Authority in the Territory, as well as confer with Oncolytics regarding the preparation of such filings and communications and the registration process and any revisions to any filings or communications with the Regulatory Authorities. Licensee shall keep Oncolytics informed as to the status of its draft regulatory applications for each Licensed Product and shall provide copies of all communications with Regulatory Authorities on reasonable request by Oncolytics. If recording of this Agreement or any part of it by a Regulatory Authority is necessary for Licensee or Oncolytics to fully enjoy the rights, privileges and benefits of this Agreement, Licensee shall at its own expense record this Agreement or all such parts of this Agreement and information concerning the license granted hereunder with each such appropriate Regulatory Authority. Licensee shall (a) provide to Oncolytics for Oncolytics’ review and approval all documents or information it proposes to record complete at least ten (10) Business Days prior to the submission thereof, except submission required immediately, and (b) promptly notify Oncolytics with verification of Licensee’s recordation or any related agency decision. In making any such disclosures, Licensee shall maintain, to the fullest extent permitted by Law, the confidentiality of this Agreement, the terms and conditions of this Agreement and any other Confidential Information. Any specific disclosure made in accordance with this Clause 6.2 and not objected to by Oncolytics shall not constitute a breach of the Licensee’s obligations under Clause 17.

6.3
Dealings with Regulatory Authorities. Except as may be prohibited by Law, Licensee shall provide prior written notice to Oncolytics of any meetings between Licensee and a Regulatory Authority in the Territory relating to the development, commercialization or marketing of each Licensed Product, and allow a sufficient opportunity for representatives of Oncolytics to attend any such meetings as an observer. Licensee shall promptly provide Oncolytics with copies of material correspondence received by Licensee from Regulatory Authorities in the Territory that relates to each Licensed Product, and Licensee shall provide Oncolytics an opportunity to review and comment on material correspondence with Regulatory Authorities in the Territory at least fifteen (15) Business days prior to submission, and shall consider in good faith the comments of Oncolytics to such correspondence.

6.4
Oncolytics Regulatory Support. Subject to any obligation of confidentiality owed by Oncolytics to a Third Party, Oncolytics shall provide such technical data and support as is necessary to assist Licensee to prepare regulatory applications for Licensed Products in the Territory. Details of the obligations of the Parties including for associated costs shall be as determined by the JSC or set out in the Development Plan.

6.5	Performance Obligation.

6.5.1
Licensee shall file for Regulatory Approval for the Licensed Product for the First Indication in the Field in the PRC [**], provided, however, that the applicable Clinical Data is timely delivered to Licensee by Oncolytics; and, provided, further, that in the event that Licensee experiences delays in completing the Clinical Study in the PRC necessary for obtaining Regulatory Approval from the CFDA (or other relevant Regulatory Authority) for the Licensed Product for the First Indication in the Field despite having used its Commercially Reasonable Efforts to meet the [**] set out in this Clause 6.5.1, Licensee may seek the approval of the JSC to extend such deadline. If Licensee fails to meet the timing requirements of this Clause 6.5.1 (including any extension that may be approved by the JSC), then, upon Oncolytics’ written request, the Parties shall meet to discuss future activities relating to the Licensed Product for the First Indication in the Field in the PRC. If, following such discussions, Oncolytics determines in its opinion that Licensee is not pursuing development activities with diligence, Oncolytics may, at its option, terminate Licensee’s license as granted under this Agreement to Licensed Product in respect of the PRC (and reduce the Territory accordingly) or the entire Territory, and the Parties shall proceed as if there had been a termination by Oncolytics pursuant to Clause 15.3.

6.5.2	Licensee shall use Commercially Reasonable Efforts to:

6.5.2.1	[**];

6.5.2.2	[**];

6.5.2.3	[**].

6.5.1
If Licensee fails to meet the obligations set out in Clause 6.5.2, Oncolytics may terminate Licensee’s license to Licensed Product in the affected country or jurisdiction with written notice to Licensee within ninety (90) days of the applicable failure, and, in such cases, Licensee shall cooperate with Oncolytics in the transfer to Oncolytics or its designee of the Licensed Product rights in such territory(ies). Such transfer of product rights shall be effected by means of removing the relevant country or jurisdiction from the Territory.

7.	MARKETING OF LICENSED PRODUCTS

7.1
Use of Trademarks. Licensee will market and label each Licensed Product in the Territory under a Licensed Product Mark approved by the JSC. Each packet shall bear on the outer packaging, the secondary packaging and any patient information leaflet or summary of product characteristics an Oncolytics Trademark designated by Oncolytics and an acknowledgement that the relevant Licensed Product is licensed to Licensee by Oncolytics, all subject to applicable Law and limitations imposed by CFDA.

7.2
Sales and Marketing Plan. Prior to filing an application for a BLA or an application for any Marketing Authorization for the relevant Licensed Product in the Territory, Licensee shall provide Oncolytics with a proposed Sales and Marketing Plan for the relevant Licensed Product for review and approval by the JSC. The Sales and Marketing Plan shall include, among other topics, the proposed Licensed Product Mark, positioning, the marketing and promotional investment, Phase IV Studies (if any) and publication plans, sales and marketing headcount, promotional tools/activities and the timing and budget for the foregoing. Any Trademark to be used in connection with a Licensed Product, shall require Oncolytics’ prior written consent and Licensee shall consider as part of its evaluation market research concerning any marks suggested by Oncolytics. Such evaluation and market activities shall consider any Third Party intellectual property rights position affecting the Trademarks in question. Licensee shall be solely responsible for, and bear the costs of, the generation (including any English translation) of all promotional materials to be used by Licensee or its Affiliates in connection with the marketing, promotion and sale of the Licensed Product in the Territory. Licensee shall provide an updated Sales and Marketing Plan for the Licensed Product on or before 30 September in each year.

7.3
Post-marketing and observational Studies. Subject to Clause 4.6, Licensee shall undertake any pharmacovigilance and observational studies set out in the Pharmacovigilance Agreement and any Phase IV Studies that may be required or it deems desirable for any Licensed Product. Licensee shall design and control such studies and bear their expenses and provide Oncolytics with a copy of such study protocols within thirty (30) days of internal protocol approval.

7.4
Promotional Materials. All promotional materials used by Licensee for Licensed Products shall comply with applicable Laws in the Territory, and shall be consistent with the positioning statements in the Sales and Marketing Plan. A physical as well as an electronic sample of each item of promotional material for use by the Licensee shall be provided to Oncolytics within thirty (30) days of approval by Licensee along with the applicable promotional regulations for the country where the promotional material is to be used.

7.5
Promotional Activities. All promotional activities enacted by Licensee for Licensed Products shall comply with applicable Laws in the Territory, and shall be consistent with the positioning statements in the Sales and Marketing Plan. A description of each planned promotional activity shall be provided to Oncolytics within thirty (30) days of approval by Licensee along with the applicable promotional regulations for the country where the activity is to take place.

8.	DILIGENCE

8.1
General. Licensee shall use its Commercially Reasonable Efforts to perform its responsibilities and obligations under this Agreement with regard to the development and commercialization of the Licensed Product in each country and jurisdiction in the Territory.

8.2
Development and Regulatory Diligence. Licensee shall use Commercially Reasonable Efforts to develop, and to achieve Marketing Authorization for, the Licensed Product in each country and jurisdiction in the Territory. In performing such efforts, Licensee shall also observe GCP, safety standards and any other applicable Law relevant to the development of the Licensed Product in the Territory.

8.3
Compliance with Sales and Marketing Plans. Once Licensee receives Marketing Authorization for a Licensed Product, Licensee shall use Commercially Reasonable Efforts to market and sell the Licensed Product in each country in the Territory where it is approved consistent with the relevant Sales and Marketing Plan. By January 31 of each year after the First Commercial Sale of a Licensed Product in the Territory, Licensee shall inform Oncolytics of the results of its sales and marketing performance relating to the Licensed Product in the Territory for the prior year.

8.4
Satisfying Diligence. Licensee will be deemed to have failed to have met its diligence obligations under Clauses 8.2 and 8.3 in respect of Licensed Products in a particular calendar year if it fails to meet the targets for development activity and for promotional activity established in accordance with this Clause 8.4. [**]. The development activity target for the Licensed Product in the first full calendar year following Effective Date shall be based on the Development Plan. Licensee’s promotional activity target for Licensed Products during the first year after launch shall be based on the Sales and Marketing Budget approved by the JSC from time to time.

8.5
Sales Data. Within fifteen (15) Business Days after the end of each Quarter, Licensee shall provide to Oncolytics a report of all sales of each Licensed Product occurring in the Territory. In addition, within two (2) weeks after the end of each calendar month, Licensee shall provide to Oncolytics on a country-by-country basis IMS recorded sales of each Licensed Product by volume and value and market share percentage by volume and value.

8.6
Recordkeeping and Inspection. Licensee shall, and shall ensure that its respective Affiliates and permitted Sublicensees (if any) shall, maintain complete and accurate books and records in English to document the work done by it and its Affiliates and Sublicensees in connection with the development and commercialization of each Licensed Product under this Agreement. Such books and records shall be maintained and retained in accordance with all applicable Law. Such books and records shall be kept for at least six (6) years following the end of the calendar year to which such records relate. For the sole purpose of verifying compliance with the diligence

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS EXHIBIT.  CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE DESIGNATED BY [**].  A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

obligations set out in this Clause 8, Oncolytics shall be entitled, not more than once per calendar year, to have such books and records inspected by an internationally recognized independent accounting firm identified by Oncolytics and reasonably acceptable to Licensee. Oncolytics shall provide Licensee with thirty (30) days notice of such inspection, which shall be conducted during normal business hours at a single location, being Licensee’s principal place of business or such other place as may be agreed, where Licensee shall make available such records. Licensee shall make available to the independent accountant those books and records required for the purpose of that inspection. The results of such inspection shall be made available to Oncolytics, and the records and results of such audits shall be deemed Licensee’s Confidential Information except that Oncolytics shall be entitled to use the results of the inspection in any proceedings initiated pursuant to Clause 33 in the event that Oncolytics concludes that Licensee has failed to comply with the diligence obligations set out in this Clause 8. Oncolytics shall be responsible for the cost of the independent accountants’ services in connection with such audit; provided that Licensee shall reimburse Oncolytics for such costs if the results of the audit conclude (i) that it has understated the monies payable to Oncolytics by more than [**] or (ii) that there are material deviations from the diligence obligations. Any outstanding under-payments or over-payments which are identified as a result of carrying out the audit and certification shall be paid to or by Licensee within thirty (30) days after Oncolytics receives the audit results. No inspection shall take place more than [**] after the expiration of the term or termination of this Agreement.

8.7	Material Terms. Licensee’s obligations in this Clause 8 regarding Licensed Products in the Territory are material terms of this Agreement.

9.	ADVERSE EVENTS AND PHARMACOVIGILANCE

9.1
Pharmacovigilance. Licensee and Oncolytics shall ensure that an appropriate system for pharmacovigilance activities is in place to assume responsibility and liability for Licensed Product in accordance with all relevant Law. It is the intention of the Parties that Licensee shall be responsible for and manage the collection, investigation and reporting of Adverse Events from the Territory to Oncolytics and the relevant Regulatory Authority and Oncolytics shall be responsible for the creation, maintenance and updating of a global safety database for each Licensed Product. Oncolytics may subcontract this responsibility in its discretion. The Parties shall comply with the provisions of the Pharmacovigilance Agreement in relation to the collection, investigation, reporting and exchange of safety data.

9.2
Responsibilities of the Qualified Person. Each Party shall designate a suitably-qualified person responsible for compliance with its pharmacovigilance obligations. The qualified person shall be responsible for: (i) the collection of Adverse Event reports for the Product reported to Licensee or Oncolytics (as the case may be) and their Affiliates; (ii) notification to Licensee and Oncolytics of such reports in accordance with the terms of the Pharmacovigilance Agreement; (iii) the timely submission of individual written reports to the relevant Regulatory Authority in compliance with applicable Law; (iv) the timely submission of Periodic Safety Update Reports; (v) answering pharmacovigilance related questions; and (vi) all notifications and communications with any Regulatory Authority related to pharmacovigilance, as appropriate or required by Licensee or Oncolytics.

10.	FINANCIAL TERMS

10.1
Upfront Payment Obligations. In consideration of the research and clinical work conducted by Oncolytics regarding Licensed Products and the benefit Licensee will gain from using this as supporting material when filing for Marketing Authorizations in the Territory and in partial consideration of the grant of the rights to Licensee by Oncolytics, Licensee shall, in accordance with the provisions of Clause 11, pay to Oncolytics the sum of US$5,277,778 as follows:

10.1.1	within ten (10) business days after execution and delivery of this Agreement, US$1,055,556; and

10.1.2	within ninety (90) days after the Effective Date, US$4,222,222.
Under no circumstances shall this amount be refundable, creditable or returnable against any future monies payable under this Agreement.

10.2	Purchase of Warrants. By no later than the Effective Date, Oncolytics Biotech and Licensee shall enter into the Warrant Purchase Agreement.

10.3
Development and Regulatory Milestone Payments. Licensee shall, in accordance with the provisions of Clause 11, pay to Oncolytics the milestone payments set forth in this Clause 10.3 in respect of each Licensed Product within forty-five (45) days after the completion of certain development milestones, as set forth below:

i.	[**];

ii.	[**];

iii.	[**];

iv.	[**];

v.	[**];

vi.	[**]:

A.	[**], or

B.	[**];

vii.	[**]:

A.	[**], or

B.	[**].
Under no circumstances shall any of the payments referred to in this Clause 10.3 be refundable, creditable or returnable against any future monies payable under this Agreement.

10.4
Sales Milestone Payments. Licensee shall, in accordance with the provisions of Clause 11, pay to Oncolytics the milestone payments set forth in this Clause 10.4 within thirty (30) days after the following milestones have been met:

(i)	a one-time payment of [**] for the first time in which total Net Sales of Licensed Product across all jurisdictions in the Territory in any calendar year [**]; and

(ii)	one-time payment of [**] for the first time in which total Net Sales of Licensed Product across all jurisdictions in the Territory in any calendar year reaches [**].
Under no circumstances shall any of the payments referred to in this Clause 10.4 be refundable, creditable or returnable against any future monies payable under this Agreement.

10.5
Running Royalties Payable by Licensee. Licensee shall, in accordance with the provisions of Clause 11, pay to Oncolytics as earned royalties on sales of all Licensed Product in each calendar year in the Territory, the following royalty payments:

10.5.1
for the first [**] of total Net Sales earned for Licensed Product sold in all jurisdictions in the Territory in a calendar year, Licensee shall pay Oncolytics a royalty at the rate of [**] of all such Net Sales; and

10.5.2	for any additional Net Sales earned for Licensed Product in the Territory in the same calendar year, Licensee shall pay Oncolytics a royalty at the rate of [**] of all such Net Sales.

10.6
Duration of Royalty Obligations. The royalties payable by Licensee to Oncolytics under Clause 10.5 in respect of a given Licensed Product shall be allocated [**] to the Oncolytics Patent Rights and [**] to the combined Licensed Clinical Data and Licensed Know How. For the convenience of the Licensee, the royalties payable by Licensee to Oncolytics under Clause 10.5 in respect of Licensed Product shall be reduced by [**] of the amounts payable under Clause 10.5 on a country-by-country basis on the later of: (i) the last to expire of any Oncolytics Patent Rights having at least one Valid Claim covering the manufacture, use, importation, or sale of Licensed Product in such country; or (ii) [**] after the date of the First Commercial Sale of Licensed Product in such country. The reduced royalty shall be payable in respect of the continued use of the Licensed Know How and the Licensed Clinical Data and as a reasonable manufacturing margin. The obligation to pay any royalty whatsoever in respect of a particular Licensed Product shall cease on a country-by-country basis on the later of:

10.6.1	[**] years after the relevant Licensed Product was placed on the market in that country; and

10.6.2	the expiration of all Regulatory Exclusivity covering such Licensed Product in the Field in such country.

10.7
Failure to Pay. Any breach by Licensee of its obligations to make payments under the terms of this Clause 10.7 when properly due and which is not cured within the time permitted in Clause 15.3 shall be a material breach of this Agreement.

10.8
Third Party Licenses. If the use, sale, offer for sale or import by Licensee of the Licensed Product in South Korea is determined by a court of competent jurisdiction to infringe Intellectual Property Rights owned by a Third Party, or if Licensee and Oncolytics agree that the use, sale, offer for sale or import by Licensee of the Licensed Product in South Korea would infringe Intellectual Property Rights owned by a Third Party, Licensee and Oncolytics shall attempt to obtain a license under such Third Party Intellectual Property Rights. If Licensee obtains a license under such Third Party Intellectual Property Rights, [**] of any payments made by Licensee to such Third Party shall be deductible from royalty payments due from Licensee to Oncolytics pursuant to Clause 10.5; provided, however, that in no event shall royalties payable to Oncolytics for Net Sales in South Korea be reduced by more than [**] as a result of all such deductions.

11.	PAYMENT

11.1
Currency and Timing of Payments. All payments due to Oncolytics under this Agreement shall be made in US Dollars within the relevant period, or if no period is stipulated, within thirty (30) days of receipt of the relevant invoice. Each payment shall be accompanied by a written report that shall provide such information as is reasonably required by Oncolytics to permit an accurate determination of the amount payable. In the event that Licensee receives payment in respect of Net Sales in a currency other than US Dollars, the relevant royalties payable shall be calculated in US Dollars at the rate of exchange based on the average daily exchange rate calculated by averaging the closing daily rate between the country in which the Licensed Product was sold and the United States, as obtained from the Federal Reserve Bank of New York as set forth in the H.10 weekly statistical release of the Federal Reserve Board or equivalent successor, on the last day of the Quarter in which the royalties accrue. Payments shall be made by electronic wire transfer of immediately available funds directly to the account of Oncolytics designated below or to any other account which Oncolytics may specify by written notice.

Written confirmation of such transfer shall be sent by Licensee at the time of the transfer to the Chief Financial Officer of Oncolytics at the address provided below, or to such other individual/address as may be designated by written notice.

Address of Oncolytics:	210, 1167 Kensington Crescent NW
Calgary, AB, Canada T2N 1X7

11.2
Manner of Payment. For the first two (2) years following First Commercial Sale, the royalties provided for in Clauses 10.5 shall be paid semi-annually in respect of all Licensed Products sold within the relevant period and thereafter the royalties provided for in Clauses 10.5 shall be paid quarterly in respect of all Licensed Products sold within the relevant Quarter. The royalties shall be paid to Oncolytics within thirty (30) days of the end of the relevant period in which the relevant sale is made. Each such payment shall be accompanied by a self-invoicing statement setting out the Net Sales of Licensed Products during the relevant period and a written report that shall provide such information as is reasonably required by Oncolytics to permit an accurate determination of the amount payable.

11.3
Taxes. Licensee shall use its best efforts to obtain a waiver from the relevant taxing governmental authority in the PRC of any obligation to withhold or pay any withholding or other taxes (including without limitation any value-added taxes) on behalf of Oncolytics in relation to amounts payable to Oncolytics under this Agreement. Each Party shall furnish the other Party with appropriate documents to secure application of the most favorable rate of withholding or other tax under applicable Law. In the event that Licensee is required by Law to withhold or pay any taxes (including without limitation any value-added taxes) on behalf of Oncolytics (such amount, the “Tax Withholding Amount”) with respect to any payments to Oncolytics hereunder and is unable to obtain any waiver therefrom (in whole or in part), [**]

11.4
Interest. Where Oncolytics does not receive payment of any sums properly due and payable to it hereunder within the relevant period, interest shall accrue on the sum due and owing at the rate equivalent to an annual rate of eight percent (8%) over the then current base rate of LIBOR, calculated on a daily basis, without prejudice to Oncolytics’ right to receive payment within the relevant period.

11.5
Record Keeping and Audit. Licensee shall, and shall ensure that its respective Affiliates and permitted licensees (if any) shall, keep true and accurate records and books of account in accordance with US GAAP and containing all data necessary for the calculation of the amounts payable to Oncolytics pursuant to this Agreement. Such records and books of account shall be kept for at least three (3) years following the end of the term of this Agreement. For the sole purpose of verifying amounts due under this Agreement, during the term of this Agreement and for three (3) years thereafter, Oncolytics shall have access to and the right to examine such relevant records and accounts that Licensee is required to maintain pursuant to this Clause 11.5 at Licensee’s premises and the right to have any statement that it receives from Licensee audited by an internationally-recognized independent accounting firm identified by Oncolytics and reasonably acceptable to Licensee. Oncolytics shall provide Licensee with at least fifteen (15) business days notice of such audit, which shall be conducted during normal business hours at the location(s) where Licensee maintains such records. All audits shall be conducted in accordance with U.S. Generally Accepted Auditing Standards. Licensee shall make available to the independent accountant those books and records required for the purpose of that audit and certification, and the statements so certified shall be final and binding between the Parties. Full details, including the results, of such audit shall be made available to Licensee, and the records and results of such audits shall be deemed Licensee’s Confidential Information. Oncolytics shall be responsible for the cost of the independent accountants’ services in connection with such audit; provided that Licensee shall reimburse Oncolytics for such costs if the results of the audit conclude that it has understated the monies payable to Oncolytics by more than five percent (5%). Any outstanding under-payments or over-payments which are identified as a result of carrying out the audit and certification shall be paid to or by Oncolytics within thirty (30) days after Licensee receives the audit results. No inspection shall take place more than six (6) years after the submission of the annual statement to which it relates.

12.	OWNERSHIP OF INTELLECTUAL PROPERTY

12.1
Excluded IP. Except for those rights expressly granted under this Agreement, nothing herein shall be construed as creating, granting or conveying to one Party any license, rights, title or other interest in or to any intellectual property rights and Know How owned or controlled by the other Party or its Affiliates: (i) existing prior to the Effective Date; or (ii) independently discovered and developed during the term of this Agreement by such other Party or its Affiliates other than in performance of its obligations under this Agreement and without use of such other Party’s intellectual property rights, Research Materials, Know How or other Confidential Information.

12.2	Inventions. Ownership of all rights, title and interest in and to any Inventions shall be as follows:

12.2.1	Oncolytics or its Affiliates shall have exclusive ownership of all Oncolytics Inventions;

12.2.2	Licensee shall have exclusive ownership of all Licensee Inventions; and

12.2.3	[**].
Inventorship of Inventions shall be determined for the purposes of this Clause 12.2 in accordance with the applicable patent Laws of the United States of America. [**].

12.3	[**].

12.4
Licensee and Cooperation with Respect to Inventions. Each Party shall promptly inform the other of all Inventions arising during the term of this Agreement. Each Party shall have the right to file for patent protection on any Invention that it owns pursuant to Clause 12.2 and each of the Parties agrees to undertake such acts as may be reasonably necessary to perfect the Parties respective rights, title and interests in and to Inventions as provided for in Clause 12.2 (including, without limitation, any patent applications or patents filed during or after the term of this Agreement to protect such Inventions in or outside the Territory), which shall include ensuring that the filing Party has reasonable and timely access to any employees or consultants of the other Party who were involved in the research leading to such Inventions to, amongst other things, establish inventorship and determine the scope and patentability of the relevant inventions and causing the execution of any assignments or other documents necessary to perfect each Party’s interests in such Inventions. The Party filing patent applications for Joint Inventions shall do so in the name of and on behalf of both Licensee and Oncolytics or their respective designees. Each of Licensee and Oncolytics shall hold all information it presently knows or acquires under this Clause 12.4 that is related to all such patents and patent applications as confidential, subject to the provisions of this Agreement.

12.5
Patent Term Extension. Oncolytics shall have the right to obtain patent term extensions in or outside the Territory including supplementary protection certificates relating to Licensed Products that are solely invented by Oncolytics in the Territory and to select which patent or basic patents and in which jurisdiction are used for such extensions. Licensee agrees to cooperate with Oncolytics in the filing for such applications and to do all such acts, provide and sign all documents or copies thereof which may be reasonably necessary or desirable for the filing of any application for patent term extension relating to Licensed Products in the Territory.

12.6	Ownership of Clinical Data. [**]

13.	MANAGEMENT OF PATENT RIGHTS

13.1
Prosecution, Maintenance and Defense of Patent Rights. Oncolytics shall be responsible for, and undertake (whether itself, through Affiliates or Third Parties), the filing, prosecution, defense and maintenance of any patent applications relating to the Oncolytics Patent Rights.

13.2
Abandonment of Patent Rights by Oncolytics. If Oncolytics, during the term of this Agreement, determines in its sole discretion to abandon or not maintain any Oncolytics Patent Rights applicable to a Licensed Product in the Territory, then Oncolytics shall, subject to any Third Party rights existing at the relevant time, provide Licensee with prior written notice in advance of any abandonment to enable Licensee, at Licensee’s expense, to prosecute and maintain such Patent Rights in the Territory on behalf of Oncolytics and in Oncolytics’ name and assume the prosecution or maintenance on behalf of Oncolytics.

13.3
Inventions: Licensee Patent Filing. Licensee shall have the first right, at its cost, to prepare, file, prosecute, maintain and extend patent applications and patents concerning all Licensee Inventions throughout the world. Licensee shall solicit Oncolytics’ advice and review of the nature and text of any such patent applications to the extent such are related to Licensed Products and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and Licensee shall take into account Oncolytics’ reasonable comments related thereto. If Licensee, prior or subsequent to filing patent applications on any Licensee Inventions anywhere in the world elects not to file, prosecute or maintain any patent application relating to a Licensed Product or any subject-matter of an Oncolytics Invention or ensuing patents or subject matters encompassed by such patent applications or ensuing patents in any country of the world or Territory, as the case may be, Licensee shall give Oncolytics notice thereof within a reasonable period prior to allowing such patent applications or patents or such subject matters encompassed by such patent applications or patents to lapse or become abandoned or unenforceable, and Oncolytics shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain patent applications and patents or divisional, provisional, continuation, continuation-in-part, re-examination, reissue applications or similar applications related to such subject matters encompassed by such patent applications or patents concerning all such Inventions in such country in Licensee’s name.

13.4
Inventions: Oncolytics Patent Filing. Oncolytics shall have the first right, at its cost, to prepare, file, prosecute, maintain and extend patent applications and patents concerning all Oncolytics Inventions and Joint Inventions throughout the world. Oncolytics may solicit Licensee’s advice and review of the nature and text of any such patent applications to the extent such are related to a Licensed Product and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and Oncolytics shall take into account Licensee’s reasonable comments related thereto. If Oncolytics, prior or subsequent to filing patent applications on any Oncolytics Inventions relating to a Licensed Product anywhere in the Territory or a Joint Invention relating to Licensed Product anywhere in the Territory elects not to file, prosecute or maintain such patent applications or ensuing patents or subject matters encompassed by such patent applications or ensuing patents in any country of the world or outside the Territory, as the case may be, Oncolytics shall, subject to any Third Party rights existing at the Effective Date, give Licensee notice thereof within a reasonable period prior to allowing such patent applications or patents or such subject matters encompassed by such patent applications or patents to lapse or become abandoned or unenforceable, and Licensee shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain patent applications and patents or divisional applications related to such subject matters encompassed by such patent applications or patents concerning all such Inventions in such country in Oncolytics’ name for Oncolytics Inventions and in Oncolytics and Licensee’s joint names for Joint Inventions.

13.5
Notification of Infringement. Each Party shall promptly notify the other Party of any actual or potential infringement of any Licensed Patent Rights by a Third Party in the Territory which comes to that Party’s attention during the term of this Agreement. Each Party shall promptly notify the other Party upon receiving notification that any Licensed Patent Right in the Territory is subject to a declaratory judgment action alleging non-infringement, invalidity or unenforceability.

13.6
Infringement in Territory. In the Territory, Oncolytics shall have the initial right, but not the obligation, using counsel of its choice at its own cost to enforce the Licensed Patent Rights in the Field or defend any declaratory action with respect thereto. Oncolytics shall have sole control of any decisions or other aspects of the action, subject to Clause 13.7, and Licensee shall, upon request, give Oncolytics such reasonable assistance as Oncolytics may reasonably request, including by signing or executing any necessary documents and consenting to its name being used in the proceedings; provided that Oncolytics shall reimburse Licensee for any reasonable out-of-pocket expenses incurred while providing such assistance and provide an indemnity in respect of any costs order made against Licensee by reason of lending its name to the proceedings. In this circumstance, Oncolytics shall reimburse Licensee for any reasonable out-of-pocket expenses incurred while providing such assistance, provided that Licensee provides written evidence to support such expenses. Oncolytics shall keep Licensee reasonably informed of the progress of the action and shall consider the comments and observations of Licensee in prosecuting the action. If Oncolytics does not institute any such action within ninety (90) days of a notice from Licensee requiring such action, then Licensee shall have the right, but not the obligation, at its own cost, to commence proceedings in the Territory regarding the infringement or declaratory judgment action, Licensee shall, subject to Clause 13.7, have sole control of any decisions or other aspects of the action and Oncolytics shall, upon request, give to Licensee such reasonable assistance as Licensee may reasonably request provided that Licensee shall reimburse Oncolytics for any reasonable out-of-pocket expenses incurred while providing such assistance and that nothing in this Clause 13.6 shall oblige Oncolytics to lend its name to, or be joined in, any proceedings commenced by Licensee pursuant to the foregoing, save for cases involving Joint Patents. In the event that Oncolytics determines not to exercise its rights under this Clause 13.6, Licensee shall have the right, but not the obligation, at its own cost, to commence proceedings in the Territory to enforce the Licensed Patent Rights in the Field or defend any declaratory judgment action with respect thereto, provided that Licensee shall notify Oncolytics in writing of its exercise of such rights as soon as commercially practicable and shall keep Oncolytics promptly informed of any material updates regarding such action. Licensee also have the right, but not the obligation, at its own cost, to commence proceedings in the Territory regarding the infringement or declaratory judgment action without informing Oncolytics in advance where the infringement may cause Licensee irreparable damage or there is an emergency. If it is reasonably necessary for Licensee to add Oncolytics as a party plaintiff in any action or proceeding commenced by Licensee, Licensee shall indemnify Oncolytics against any and all costs and expenses incurred as a result.

13.7
Settlement. In no case shall Licensee, without the prior written consent of Oncolytics, make any admission or enter into a settlement, consent to judgment or other voluntary final disposition in connection with any such proceedings under this Clause 13 that: (i) extends, or purports to exercise, Licensee’s rights under any Licensed Patent Rights or Know How beyond the rights granted pursuant to this Agreement; (ii) makes any admission regarding wrongdoing by Oncolytics, an Affiliate or any licensee, or the invalidity, unenforceability or absence of infringement of any Licensed Patent Rights; (iii) subjects Oncolytics to an injunction or other equitable relief; or (iv) obligates Oncolytics to make a monetary payment; in all cases without the prior written consent of Oncolytics, which consent shall not be unreasonably withheld or delayed. Similarly, in no case may Oncolytics enter into any settlement or consent judgment or other voluntary final disposition that: (a) limits Licensee’s rights under this Agreement other than as expressly stated herein; (b) makes any admission regarding wrongdoing on the part of Licensee, an Affiliate or Sublicensee; (c) subjects Licensee to an injunction or other equitable relief; or (d) obligates Licensee to make a monetary payment; in all cases without the prior written consent of Licensee, which consent shall not be unreasonably withheld or delayed.

13.8
Recovery. Any damages or award (including any award of costs) made in any proceedings referred to in this Clause 13 shall be used first to reimburse each Party for any costs or expenses that it may have incurred in connection with the infringement proceedings (including without limitation, any amounts paid by the Party bringing the action to the other Party as reimbursement for expenses related to assisting in the proceedings) and any remaining amounts shall be retained by the Party to which they were awarded, save that any award paid to Licensee with respect to the Territory shall, following reimbursement of costs and expenses in accordance with the foregoing, be treated as Net Sales and royalties shall be paid on it to Oncolytics accordingly.

13.9
Interferences and Other Proceedings. In the event that any Third Party interference, invalidation, infringement or opposition proceedings are commenced in the Territory against one of the Parties with respect to Licensed Patent Rights, or that a Party considers it desirable to contest interference proceedings with a Third Party in respect to such Patent Rights or to seek a declaration of non-infringement with regard to Licensed Product under any Third Party patent rights, the Parties shall consult with each other with a view to agreeing the strategy to be adopted. To the extent that the validity, existence, inventorship or ownership of any of the Licensed Patent Rights is in issue in such proceedings, Oncolytics shall have the sole control of decisions and proceedings directly relating to those issues and Licensee, at its own cost, shall give Oncolytics such reasonable assistance as Oncolytics may reasonably request in the defense of such claims. The cost of any such proceedings shall be borne by Oncolytics.

13.10
Notice or Infringement Claims. If during the term of this Agreement any Party receives any notice of a Claim from any Third Party alleging infringement of that Third Party’s intellectual property by reason of manufacture, promotion, use or sale of Licensed Product, the Party receiving that notice shall, subject to any obligation of confidentiality that it may owe to a Third Party, forthwith notify the other Party of the Claim.

13.11
Product Marking. The Parties agree that, except where expressly prohibited by applicable Law or to the extent not commercially reasonable, Licensed Product, its packaging or both where appropriate shall bear the words “Patent Pending” together with the numbers of relevant patents granted in the country where Licensed Product is to be sold having one or more Valid Claims of any Licensed Patent Rights.

14.	TRADEMARKS

14.1
Ownership of Marks. Nothing in this Agreement shall operate to grant to Oncolytics any rights, title or interest in and to any Licensee House Mark nor authorize Oncolytics to affix any Licensee House Mark to any product except as expressly authorized by Licensee in writing. Nothing in this Agreement shall operate to grant to Licensee any rights, title or interest in any Trademark belonging to Oncolytics nor to affix any Trademark belonging to Oncolytics to any product except as expressly authorized by Oncolytics in writing or as provided in Clauses 14.3 and 14.4.

14.2
Ownership of Licensed Product Marks. The Parties acknowledge and agree that each Licensed Product Mark shall be applied for, and registered in the name of, Oncolytics and shall be owned by Oncolytics. Upon request by Oncolytics and at Oncolytics’ expense, Licensee shall undertake such acts as may be reasonably necessary to assign to Oncolytics or to otherwise perfect Oncolytics’ rights, title and interests in and to any Licensed Product Marks. Licensee agrees that any goodwill arising through the use of any Licensed Product Mark by Licensee in the Territory shall inure solely to the benefit of, and vest exclusively in, Oncolytics.

14.3
Use of Licensed Product Marks. Licensee may use such Licensed Product Marks as are agreed by the Parties in writing in connection with the sale, use, marketing and promotion of Licensed Products in the Territory; provided that:

14.3.1	any Licensed Product Mark may be used only on the relevant Licensed Product and on no other products whatsoever; and

14.3.2
whenever a Licensed Product Mark is affixed to a Licensed Product it shall be accompanied by wording or clear marking by the use of the ® symbol to show where appropriate that the Licensed Product Mark in question has been registered as a trademark and in other cases by the suffix TM, however, the foregoing does not apply to regulatory filings or correspondence with Regulatory Authorities.

14.4
Registration of Licensed Product Marks. Oncolytics shall take all reasonable steps to register in Oncolytics’ name the Licensed Product Marks at the relevant national trade mark offices and to maintain any such registration, including but not limited to paying all renewal fees, to keep its registration particulars up-to-update, to file for any necessary application for recording any trademark license for use of the Licensed Product Mark granted under this Agreement, in the Territory at its own expense to maintain the validity of the Licensed Product Marks. The Parties agree to consider any difficulties or issues that arise in the registration of any Licensed Product Mark in the Territory and to give the other all reasonable assistance in filing, prosecuting and maintaining a Licensed Product Mark, including in the provision of evidence for the validity and registrability of the Licensed Product Mark. Oncolytics hereby grants to Licensee the right to place the relevant Licensed Product on the market under the relevant Licensed Product Mark in the Territory.

14.5
Infringement of Licensed Product Marks. In the event that either Party becomes aware of any actual or threatened infringement or misappropriation of any Licensed Product Mark by a Third Party in the Territory, that Party shall promptly inform the other of such infringement, and the Parties shall consult with each other in good faith to determine jointly the best way to prevent the infringement, including, without limitation, by instituting a legal proceeding against such Third Party. Licensee shall have the sole right, at its own cost, to defend and enforce the Licensed Product Mark in the Territory and shall take such steps as it considers appropriate in the enforcement of the Licensed Product Mark, or in respect of any actual or threatened infringement of any Licensed Product Mark in the country in question. If Licensee elects not to take any action which Oncolytics considers appropriate within thirty (30) days of being requested to do so by Oncolytics, Oncolytics shall have the right, at its own cost, to bring proceedings in its own and Licensee’s name in respect of such infringement. The Party bringing proceedings in accordance with the foregoing shall have sole control of any decisions or other aspects of the action, subject to Clause 14.7, and the other Party shall, upon request, give to the prosecuting Party such reasonable assurances as the prosecuting Party may reasonably request, including by signing or executing any necessary documents and consenting to its name being used in the proceedings; provided that the prosecuting Party shall reimburse the other Party for any reasonable out-of-pocket expenses incurred while providing such assistance. The prosecuting Party shall keep the other Party reasonably informed of the progress of the action and shall consider the comments and observations of the other Party in prosecuting the action.

14.6
Recovery in respect of Infringement of Licensed Product Marks. Any and all amounts recovered with respect to infringement, unfair competition, passing off or misappropriation action brought by Oncolytics or Licensee under Clause 14.5 shall be applied first to reimburse the Parties for their out-of-pocket expenses (including attorneys’ fees) in prosecuting such action, or pro rata portions thereof if such expenses exceed the amount recovered. The remainder shall be divided between the Parties as follows: if the action concerns an Licensed Product Mark, with [**] going to the Party that funded the action and [**] going to the other Party.

14.7
Settlements. In the event that any action or suit shall be brought against Oncolytics or Licensee in connection with the Licensed Product Marks for alleged infringement, unfair competition, passing off or misappropriation of a Third Party’s Trademark, neither Oncolytics nor Licensee shall, without the prior written consent of the other Party, enter into a settlement agreement that will restrict or limit the rights to the Licensed Product Mark granted to Licensee hereunder.

15.	TERMINATION

15.1	Term of Agreement. This Agreement shall come into effect on the Effective Date and terminate and be terminable only in accordance with this Clause 15.

15.2
Termination by Oncolytics for Patent Challenge. To the extent permitted by applicable Law, Oncolytics may terminate this Agreement on thirty (30) days notice if Licensee, directly or indirectly, challenges or contests or assists a Third Party to challenge or contest the validity of any of the Licensed Patent Rights, except for a challenge or contest by Licensee if Oncolytics has infringed the Patent Rights and Know-How of Licensee.

15.3
Termination for Breach. Either Oncolytics on the one hand or Licensee on the other hand (the “Terminating Party”) shall have the right to terminate this Agreement in accordance with the following provisions of this Clause 15.3 in the event that Licensee or Oncolytics, respectively, commits a material breach of this Agreement, including material breach of a Development Plan, or any Related Agreement. The non-breaching Party shall provide written notice to the Party that committed the breach (the “Defaulting Party”), which notice shall clearly describe the nature of the breach. The Defaulting Party shall have ninety (90) days to cure the breach. If the Defaulting Party fails to cure the breach within such ninety (90) day period, then the Agreement shall terminate effective on the expiry of the relevant cure period. The foregoing notwithstanding, the cure period for breach by the Defaulting Party of an obligation to make a payment when properly due pursuant to Clause 11.1 shall be thirty (30) days; provided, however, [**].

15.4
Insolvency. Either Party shall have the right to terminate this Agreement forthwith upon giving written notice of termination to the other Party (the “Insolvent Party”) upon the occurrence of any of the following events:

15.4.1
the Insolvent Party suspends or threatens to suspend payment of its debts as they fall due in circumstances where the Insolvent Party is unable to pay its debts within the meaning of the relevant bankruptcy or insolvency laws;

15.4.2	the failure to discharge or dismiss a petition for the winding-up of the Insolvent Party within sixty (60) days after the filing thereof;

15.4.3
a proposal is made or a nominee or supervisor is appointed for a composition in satisfaction of the debts of the Insolvent Party or a scheme or voluntary arrangement of its affairs within the meaning of the relevant bankruptcy or insolvency laws, or the Insolvent Party enters into any composition or voluntary arrangement for the benefit of its creditors, or proceedings are commenced in relation to the Insolvent Party under any Law relating to the re-construction, deferment or re-adjustment of all or substantially all of the Insolvent Party’s debts;

15.4.4
the Insolvent Party takes any action, or any legal proceedings are started whether by a Third Party or not, for the purpose of the winding up or dissolution of the Insolvent Party, other than for a solvent reconstruction or amalgamation;

15.4.5
the appointment of a liquidator, trustee, receiver, administrative receiver, receiver and manager, interim receiver custodian, sequestrator or similar officer, in respect of all or a substantial part of the assets of the Insolvent Party;

15.4.6	an effective resolution being passed for the winding-up of the Insolvent Party;

15.4.7
a distress, execution or other legal process being levied against all or substantially all of the assets of the Insolvent Party, and not being discharged or paid out in full within ten (10) Business Days;

15.4.8
the occurrence in respect of the Insolvent Party of any event in any jurisdiction to which it is subject having an effect similar to that of any of the events referred to in Clauses 15.4.1-15.4.7 above; or

15.4.9	the Insolvent Party ceases or threatens to cease to carry on all or a substantial part of its business or operations necessary for the completion of its obligations under this Agreement.

15.5
Competing Product Divestment. In the event Licensee or an Affiliate of Licensee consummates a corporate transaction (whether by way of asset acquisition or share acquisition) that results in Licensee or an Affiliate of Licensee acquiring rights (whether by way of corporate transaction, ownership or license) from a Third Party to develop, import, market, manufacture, promote, distribute, offer for sale or sell any therapy based on oncolytic viruses selectively replicating in cancer cells in the Field in any country in the Territory (an “Acquired Competing Product”), [**].

16.	CONSEQUENCES OF TERMINATION

16.1	Upon a termination of this Agreement:

16.1.1	Termination of Rights. All of the rights of Licensee under this Agreement shall terminate upon the Termination Date.

16.1.2
Intellectual Property After Termination. If this Agreement has been terminated by Oncolytics pursuant to Clause 15.3 (breach of this Agreement by Licensee), Clause 15.4 (insolvency of Licensee) or Clause 15.2 (patent challenge by Licensee), Licensee shall grant Oncolytics a non-exclusive, fully-paid-up license with the right to grant sublicenses in and to any Patent Rights or Know-How controlled by it which are necessary for the development, manufacturing or commercialization of Licensed Products for the purpose of the further development and exploitation of Licensed Products. The Parties shall continue to be obliged to continue providing the support and assistance in relation to any litigation concerning infringement of Patent Rights or infringement of Licensed Product Marks in the relevant country in the Territory that had been initiated pursuant to Clauses 13 and 14 prior to the Termination Date and not settled as of the Termination Date. Licensee shall have no further obligation to pay for, or support, filing, prosecutions, maintenance or defense of Patent Rights or Licensed Product Marks in the relevant country in the Territory as set out in Clauses 13 and 14.

16.1.3
Licensed Product Marks After Termination. To the extent not already done under the terms of Clause 14.2, Licensee shall assign to Oncolytics, free of all encumbrances all of its, and its Affiliates, distributors and sub-licensees (if any) interest in and to any Licensed Product Marks in the relevant country in the Territory within thirty (30) days of termination of this Agreement.

16.1.4
Supplies of Products After Termination. Licensee and its Affiliates and permitted Sublicensees shall have the right, for a period of up to [**] following such termination, to sell (in the Field and in the relevant country in the Territory) stocks of Licensed Product in its possession at the time of such termination (for which a Marketing Authorization in the Field in the relevant country in the Territory has been approved prior to such termination), subject to all applicable payment and other related obligations in this Agreement. Upon expiration of such [**] period, Licensee shall deliver up to Oncolytics or its designee in the Territory, at the breaching Party’s cost, any and all remaining quantities of any Licensed Product in its possession or control.

16.1.5
Clinical Studies After Termination. Licensee has the right, but not the obligation, to decide whether to complete (in accordance with the established protocols) any Clinical Studies on Licensed Product that were commenced prior to the termination of this Agreement. Commencement shall mean the point at which the first study subject has been dosed with Licensed Product. Should Licensee decide to terminate or cease to proceed with a Clinical Study that has already commenced, Licensee shall comply with all applicable Laws, including, without limitation, current good laboratory practices, Good Clinical Practice and safety standards in connection with such termination or cessation.

16.1.6
Transfer of Regulatory Approvals After Termination. If this Agreement has been terminated by Oncolytics pursuant to Clause 15.3 (breach of this Agreement by Licensee), Clause 15.4 (insolvency of Licensee) or Clause 15.2 (patent challenge by Licensee), Licensee shall, to the extent permitted by applicable Law, promptly transfer, to Oncolytics or to its designee, all Regulatory Approvals relating to each Licensed Product in the relevant country in the Territory, together with any applications for Regulatory Approvals (including BLAs or other such applications, as well as all existing and planned INDs, approvals to develop, market and sell Licensed Products, pricing approvals and other similar regulatory filings in the relevant country in the Territory with respect to any Licensed Product) together with all documents relating thereto and all Regulatory Confidential Information. All such transfers shall be completed in accordance with applicable Laws. In the event that such a transfer is not possible, Licensee shall use reasonable endeavors to ensure that Oncolytics or its designee has the benefit of the existing Regulatory Approvals and applications for the same for Licensed Products in the Territory, including, without limitation, granting Oncolytics or its designees rights to cross-reference the data and information on file with Regulatory Authorities in the relevant country in the Territory as may be necessary to facilitate the granting of separate Regulatory Approvals to Oncolytics. If this Agreement has been terminated by Licensee pursuant to Clause 15.3 (breach of this Agreement by Oncolytics) or Clause 15.4 (insolvency of Oncolytics), Licensee has the right to maintain all the aforesaid approvals and Oncolytics shall compensate all the cost of applying for the aforesaid approvals and damages.

16.1.7
Return of Confidential Information After Termination. Upon termination for any reason, Licensee shall, at Oncolytics’ option, either return to Oncolytics all tangible Confidential Information disclosed to Licensee by or on behalf of Oncolytics (including all copies thereof) or destroy under oath such Confidential Information; provided that Licensee shall have the right to retain one (1) copy of the Confidential Information in a secure location solely for purposes of identifying its confidentiality obligations under Clause 17. Upon termination by Licensee pursuant to Clause 15.3 or 15.4, Licensee shall use reasonable endeavors to delete all electronic copies of such Confidential Information from its systems. Upon termination, Oncolytics shall, at Licensee’s option, either return to Licensee all tangible Confidential Information disclosed to Oncolytics by or on behalf of Licensee (including all copies thereof) or destroy such Confidential Information; provided that Oncolytics shall have the right to retain one (1) copy of the Confidential Information in a secure location solely for purposes of identifying its confidentiality obligations under Clause 17. Oncolytics shall use reasonable endeavors to delete all electronic copies of such Confidential Information from its systems.

16.1.8
Return of Virus Seed Banks. Upon termination for any reason, Licensee shall, at Oncolytics’ option, either destroy or return to Oncolytics all master and working virus seed banks provided to Licensee by or on behalf of Oncolytics.

16.1.9
Provision of Promotional and Marketing Materials, Information and Records After Termination. Licensee shall provide to Oncolytics a copy of all promotional and marketing materials used in the promotion of Licensed Products (including the Licensed Product) together and hereby grants a license to Oncolytics in the Territory, effective as of the date of termination, to use and create any such materials, copies or derivative works thereof in Oncolytics’ promotion of Licensed Products; provided that such license does not extend to use of any tradename, Trademark or service mark of Licensee. Oncolytics shall be entitled to sublicense such rights to any Third Party it grants the right to market Licensed Products in the Territory.

16.1.10
Distribution Services After Termination. Licensee shall, at Oncolytics’ request provide distribution services to Oncolytics in relation to Licensed Products for such period as Oncolytics determines (but in any event to be no more than six (6) months). Licensee shall provide the distribution services through the same channels as it distributed Licensed Products prior to the termination of this Agreement and to the same standard as it applied prior to the termination of this Agreement. Oncolytics shall pay Licensee an amount equal to [**] of its net sales of such Licensed Product in the relevant country in the Territory (calculated on the same basis as set out in the Net Sales definition set out above) in consideration of the provision of these services.

16.2
Accrued Rights. The expiration or earlier termination of this Agreement for whatever reason shall not affect any rights or obligations of the Parties arising in any way out of this Agreement which are accrued prior to the Termination Date, including, without limitation, the right to recover damages against the other Party for any breach of this Agreement occurring prior to such termination.

16.3
Surviving Clauses. In the event of expiry or termination of this Agreement for any reason the provisions of Clauses 1, 8.6, 9, 11.3, 11.4, 11.5, 12.1-12.4, 12.6, 15, 17, and 19-33 shall remain in full force and effect.

16.4
Related Agreements. The Supply Agreement shall terminate on the same date as termination of this Agreement subject to the provisions of the Supply Agreement dealing with the consequences of termination. The Pharmacovigilence Agreement shall survive pursuant to its own terms after termination of this Agreement.

17.	CONFIDENTIALITY

17.1
Confidential Information. Prior to the Effective Date and during the term of this Agreement, each Party (the “Disclosing Party”) may disclose or make available to the other Party (the “Receiving Party”) confidential materials and information, either orally or in writing, related to its products, technology, research plans, testing protocols, formulations, business methods and practices, information about the expertise of employees and consultants, other technical, business, financial, customer and product development plans, training materials and methods of training, identity and location of existing and prospective customers, supplier information, forecasts, strategies and similar information, financial information, inventions, processes, Know How, methods, products, patent applications, specifications, drawings, sketches, models, samples, designs, ideas, technical information, and all other confidential business information and trade secrets, including without limitation the Research Materials defined in Clause 5.1 of this Agreement (the “Confidential Information”). This Agreement shall supersede the confidentiality agreement entered into by the Parties on July 4, 2017, and any and all confidential information that was disclosed by a Party to the other Party thereunder shall be deemed to be Confidential Information of the Disclosing Party under this Agreement. All Clinical Data shall be treated as the Confidential Information of and disclosed by Oncolytics notwithstanding that it may have been generated and disclosed by Licensee. Any and all Confidential Information is and shall remain the property of the Disclosing Party.

17.2
Confidentiality Obligations. Each Party undertakes and agrees that except as otherwise expressly permitted pursuant to this Agreement it shall not, and shall ensure that its Affiliates do not, disclose or permit to be disclosed to any Third Party (other than Agents of the Receiving Party or its Affiliates), or use or permit the use for any purpose other than in performance of its obligations under this Agreement, any of the other Party’s Confidential Information. The obligations of confidentiality and non-use set forth in this Clause 17.2 are subject to the exceptions set forth in Clause 17.4 and shall otherwise remain in effect during the term of this Agreement and for a period of fifteen (15) years after the expiration or earlier termination of this Agreement.

17.3
Internal Disclosure of Confidential Information. The Receiving Party shall ensure that the Disclosing Party’s Confidential Information is only disclosed or made available to those of its and its Affiliates’ officers, directors, employees, agents and consultants (collectively “Agents”) who are directly concerned with the performance or exercise of one or more of such Party’s rights or obligations under this Agreement and who have a genuine operational need to know. The Receiving Party shall inform its Agents, prior to any such disclosure, of the confidential nature of the Disclosing Party’s Confidential Information, and shall be responsible for any breach of these confidentiality provisions by its Agents.

17.4	Exceptions. The Receiving Party’s confidentiality and non-use obligations under this Clause 17.4 shall not extend to any of the Disclosing Party’s Confidential Information which:

17.4.1	is at the time of disclosure, or thereafter becomes, generally available to the public other than by reason of a breach by the Receiving Party of the provisions of this Clause 17.4.1; or

17.4.2	is known to the Receiving Party prior to its receipt from the Disclosing Party, as can be shown by written record; or

17.4.3	is lawfully disclosed to the Receiving Party by an independent Third Party without obligations of confidence to the Disclosing Party; or

17.4.4
is independently developed by the Receiving Party or its Affiliates without the application, aid or use of the Disclosing Party’s Confidential Information, as demonstrated by the Receiving Party’s written records.

17.5
Disclosure Required by Law. If the Receiving Party is compelled by a court, government regulatory agency or requirement of a stock exchange to disclose any Confidential Information, the Receiving Party will provide the Disclosing Party with prompt written notice in order to permit the Disclosing Party to seek a protective order, or other appropriate remedy, or to waive compliance with the provisions of this Agreement. If such a protective order or other remedy is not obtained or compliance is not waived, the Receiving Party will furnish only that portion of the Confidential Information required by the court, government regulatory agency or stock exchange requirement.

17.6
Permitted Use and Disclosures. The Receiving Party may disclose the Disclosing Party’s Confidential Information to Regulatory Authorities to the extent that such disclosure is reasonably necessary to exercise any rights under this Agreement to develop, manufacture or commercialize Licensed Products in the Field in the Territory. Further, a Party may disclose (a) the existence and terms of this Agreement to existing or potential investors or acquirers or merger partners, or to professional advisors (e.g., attorneys, accountants and prospective investment bankers) involved in such activities, for the limited purpose of evaluating such investment or transaction and under appropriate conditions of confidentiality, only to the extent reasonably necessary and (b) the existence and terms (other than financial terms) of this Agreement to actual or bone fide potential Sub-licensees (in the case of disclosure by Licensee) or actual or bone fide potential licensees in the case of Oncolytics, in each of cases (a) and (b) above with the agreement by these permitted persons to maintain such Confidential Information in strict confidence.

18.	WARRANTIES

18.1	Warranties. Each Party hereby represents and warrants to the other Party that, as of the Effective Date:

(i)	it is duly organized and validly existing under the Laws of its place of incorporation;

(ii)	it has legal power, authority and right to enter into this Agreement;

(iii)
the execution and performance by it of its obligations hereunder will not constitute a breach of, or conflict with, its organizational documents nor any other material agreement or arrangement, whether written or oral, by which it is bound;

(iv)
it has full corporate power and authority and has taken all corporate action necessary to enter into and perform this Agreement, and that this Agreement has been duly authorized, executed, and delivered by that Party; and

(v)	that this Agreement is a valid, binding, and legally enforceable obligation of that Party (subject to applicable laws of bankruptcy and moratorium).

18.2	Warranties by Oncolytics. Oncolytics represents and warrants to Licensee:

(i)	Oncolytics is the owner of the Licensed Patents;

(ii)	the Licensed Patents are in good standing and all maintenance fees in respect of the Licensed Patents have been paid;

(iii)	Oncolytics has not received any written claim alleging that the development, manufacture, use or sale of Licensed Products would infringe any Third Party Intellectual Property Rights; and

(iv)	Oncolytics has the authority to grant the licenses set out in Clause 3.1.

18.3
Undertaking by Licensee. Additionally, Licensee hereby undertakes to Oncolytics that (i) it will not use in any capacity, in connection with any activities to be performed under this Agreement, any individual who has been debarred pursuant to the U.S. Federal Food, Drug and Cosmetic Act, or excluded from a federal healthcare program in the U.S., and (ii) it will at all times comply with all applicable Laws relating or pertaining to its obligations under this Agreement.

18.4
No Implied Warranties. The representations and warranties provided in this Clause 18.4 are in lieu of any other representations or warranties, express or implied, and to the fullest extent permitted by the applicable Law, nothing herein shall be construed as a representation or warranty by either Party of any kind, including without limitation, any implied warranty of fitness for a specific purpose or merchantable quality, all of which are expressly and specifically excluded.

18.5
No Warranties of Patent Rights. To the fullest extent permitted by the applicable Law, nothing in this Agreement shall be construed as a representation made or warranty given by any Party (i) that any patent will issue after the Effective Date based upon any pending patent application included in the Licensed Patent Rights, or (ii) that any granted patent which issues from such pending patent applications will be valid and enforceable, or (iii) that after the Effective Date the manufacture, use or sale of Licensed Product or the use of any Oncolytics’ intellectual property will not infringe the patent or proprietary rights of any Third Party.

18.6	No Further Representations or Warranties
No director, officer, employee or agent of any Party or its Affiliates is authorized to make any further representation or warranty to the other Party which is not contained in this Agreement, and each Party acknowledges that it has not relied on any such oral or written representations or warranties.

19.	LIABILITY AND INDEMNITIES

19.1
No Consequential Damages. Subject to Clause 19.7, but otherwise notwithstanding any other provision of this Agreement, neither Party shall be liable to the other Party or to any Affiliate of the other Party for any lost profits, business opportunities, special, indirect, consequential, exemplary, or punitive damages of any nature arising under or in relation to this Agreement even if that Party was advised in advance of the possibility of such loss or damage.

19.2
Indemnification by Licensee. Licensee shall, subject to Clause 19.1, indemnify, defend and hold harmless Oncolytics, its Affiliates, and its and their respective directors, officers, employees and agents (collectively the “Oncolytics Indemnified Parties”) against any and all Claims, causes of action, demands, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees asserted by a Third Party (each a “Loss”) to the extent such Loss arose out of or was caused by: (a) the development, distribution, marketing, promotion or sale of Licensed Products by or on behalf of Licensee or its Affiliates or Sublicensees; (b) any breach or alleged breach of a warranty made by Licensee in this Agreement or any Related Agreement; (c) any breach or alleged breach of any covenant or obligation required to be performed by Licensee contained in this Agreement or any Related Agreement; (d) a negligent act or omission or willful misconduct by Licensee, its Affiliates or Sublicensees in the performance of its obligations under this Agreement or any Related Agreement; or (e) the violation by Licensee of any Regulatory Approval involving the Licensed Product; except, in all cases, to the extent that such Loss arises out of the negligence or willful misconduct of Oncolytics.

19.3
Indemnification by Oncolytics. Oncolytics shall, subject to Clause 19.1, indemnify, defend and hold harmless Licensee, its Affiliates, and its and their respective, directors, officers, employees and agents (collectively the “Licensee Indemnified Parties”) against any and all Losses incurred or suffered by the Licensee Indemnified Parties to the extent such Loss was caused by (a) any breach or alleged breach of a warranty made by Oncolytics in this Agreement or any Related Agreement; (b) any breach or alleged breach of any covenant or obligation required to be performed by Oncolytics contained in this Agreement or any Related Agreement; or (c) a negligent act or omission or willful misconduct by Oncolytics or its Affiliates in the performance of its obligations under this Agreement or any Related Agreement; except, in all cases, to the extent that such Loss arises out of the negligence or willful misconduct of Licensee.

19.4
Notification of Liabilities/Losses. A person or entity entitled to indemnification under this Clause 19.4 (an “Indemnified Party”) shall give prompt written notification (within twenty (20) days) to the Party from whom indemnification is sought (the “Indemnifying Party”) of the commencement or notice of Loss for which indemnification may be sought or, if earlier, upon the assertion of any such Loss (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Loss as provided in this Clause 19.4 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except, and only, to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to give notice). The Indemnifying Party shall be liable for any reasonable legal fees and expenses subsequently incurred in connection with the defence of such Loss after receiving such notice. The Parties shall thereafter keep the other Party informed of any Losses or threatened Losses (as described in Clauses 19.2 and 19.3).

19.4.1
In the case of a Loss for which Oncolytics seeks indemnification under Clause 19.2, Oncolytics shall permit Licensee to direct and control the defense of the Loss and shall provide such reasonable assistance as is reasonably requested by Licensee (at Licensee’s cost) in the defense of the Loss; provided that nothing in this Clause 19.4.1 shall permit Licensee to make any admission on behalf of Oncolytics, or to settle any Claim or litigation which would impose any financial obligations on Oncolytics or would result in any loss or diminution of the scope, validity or enforceability of the Licensed Patent Rights or a Joint Invention without the prior written consent of Oncolytics, such consent not to be unreasonably withheld or delayed.

19.4.2
In the case of a Loss for which Licensee seeks indemnification under Clause 19.3, Licensee shall permit Oncolytics to direct and control the defense of the Loss and shall provide such reasonable assistance as is reasonably requested by Oncolytics (at Oncolytics’ cost) in the defense of the Loss, provided always that nothing in this Clause 19.4.2 shall permit Oncolytics to make any admission on behalf of Licensee, to settle any Claim or litigation which would impose any financial obligations on Licensee or would result in any loss or diminution of the scope, validity or enforceability of a Joint Patent without the prior written consent of Licensee, such consent not to be unreasonably withheld or delayed.

19.5
Supply. The indemnities in this Agreement shall not apply to the supply of Licensed Products which shall be governed by the Supply Agreement which will provide for the manufacturer of Licensed Products to bear certain liabilities on terms to be agreed for Losses for product liability Claims arising out of the negligent manufacture or supply of those Licensed Products.

19.6
Mitigation. Any Party making a Claim under this Clause 19.6 shall take all reasonable steps to mitigate and minimize the Losses suffered and shall not do anything nor fail to do some thing which would have the effect of increasing the Losses.

19.7
Restriction on Limitation of Liability. Neither Party limits or excludes its liability for fraud, fraudulent concealment or fraudulent misrepresentation, nor for death or personal injury arising from its negligence, nor for losses to the property of the other Party arising from its willful misconduct or gross negligence.

19.8
Insurance. During the term of this Agreement and thereafter for a period of five (5) years, each Party shall maintain comprehensive general liability insurance, and product liability coverage, in such amount as is required by applicable Law or as may be consistent with market practice in the relevant jurisdiction for biopharmaceutical businesses of similar size and capabilities. Oncolytics may, upon the approval of the JSC, require that the Licensee maintain a higher amount of insurance coverage. Upon request, the insured Party shall provide the other Party with a certificate of insurance as evidence of the requested coverage and shall notify the other Party within thirty (30) days of any cancellation or termination of such insurance.

20.	WAIVER

20.1
Neither Party shall be deemed to have waived any of its rights or remedies under this Agreement unless the waiver is expressly made in writing and signed by a duly authorized representative of that Party. In particular, no delay or failure of any Party in exercising or enforcing any of its rights or remedies under this Agreement shall operate as a waiver of those rights or remedies or so as to preclude or impair the exercise or enforcement of those rights or remedies nor shall any partial exercise or enforcement of any right or remedy by any Party preclude or impair any other exercise or enforcement of that right or remedy by that Party.

21.	ENTIRE AGREEMENT/VARIATIONS

21.1
This Agreement, together with the Related Agreements, and any Schedules or other attachments hereto or thereto, constitutes the entire agreement and understanding between the Parties relating to the subject matter hereof, and together they supersede and replace all prior drafts, previous understandings, arrangements, representations or agreements, whether in writing or oral, between the Parties relating to the subject matter of this Agreement. For the avoidance of doubt, the confidentiality agreement entered into between the Parties made on July 4, 2017 as amended by the Parties has been superseded by the provisions of Clause 17.

21.2
No variation, amendments, modification or supplement to this Agreement shall be valid unless and until it is made in writing in the English language and signed by a duly authorized representative of each Party.

22.	NOTICES

22.1
Any notice to be given pursuant to this Agreement shall be in writing in the English language and shall be delivered by overnight courier, by registered, recorded delivery or certified mail (postage prepaid) or by facsimile confirmed by registered, recorded delivery or certified mail (postage prepaid) to the address or facsimile number of the recipient Party set out below or such other address or facsimile number as a Party may from time to time designate by written notice to the other Party.

Address of Oncolytics
Oncolytics Biotech (Barbados) Inc.
1st Floor, Hastings House,
Balmoral Gap, Hastings,
Christ Church, Barbados WI, BB14034

Attention: Managing Director
and a copy to
Oncolytics Biotech Inc.
210, 1167 Kensington Crescent NW
Calgary, AB, Canada T2N 1X7
Attention: President and Chief Executive Officer
Address of Licensee
ADLAI NORTYE BIOPHARMA CO., LTD.
21 Floor, Building 2, No.452, 6th St.
Hangzhou Eco. & Tech. Development Area
310018, PRC
Attention: Vice President, Business Development

22.2	Any notice given pursuant to this Clause 22 shall be deemed to have been received:

22.2.1
in the case of delivery by courier or sending by mail on the day of receipt provided receipt occurs on a Business Day of the recipient Party or otherwise on the next following Business Day of the recipient; or

22.2.2
in the case of facsimile, on acknowledgement by the recipient facsimile receiving equipment on a Business Day if the acknowledgement occurs before 5.00 pm local time of the recipient and in any other case on the next following Business Day.

22.3	Any notice that is required in this Agreement to be given in writing may be given by personal delivery, fax or post but shall not be effective if given by e-mail.

23.	AFFILIATES, ETC.

23.1
Each Party may have one or more Affiliates perform or otherwise act on its behalf under this Agreement. Each Party shall be responsible for the compliance by its Affiliates performing or otherwise acting under this Agreement on its behalf with the terms and conditions of this Agreement.

24.	ASSIGNMENT

24.1
Neither Party shall, without the prior written consent of the other Party, assign, novate, transfer or convey this Agreement (in whole or in part) or any of its rights and obligations hereunder to any Third Party; provided always that either Party may assign or novate this Agreement (in whole or in part) to any Affiliate or to a successor to substantially all of the business of the assigning Party relating to Licensed Products whether in a merger, sale of stock, sale of assets or otherwise, without such consent; subject only to the assigning or novating Party giving written notice to the non-assigning Party and the party to which this Agreement is assigned or novated entering into a direct undertaking with the non-assigning or novating Party to be bound by the terms of this Agreement. Any assignment, novation, transfer or conveyance of this Agreement or any part of it in breach of this Clause 24.1 shall be ineffective and void from the beginning.

25.	FORCE MAJEURE

25.1
If a Party (the “Non-Performing Party”) is unable to carry out one or more of its obligations under this Agreement due to an event constituting Force Majeure, then this Agreement shall remain in effect, but the Non-Performing Party’s relevant obligations under this Agreement and the relevant obligations of the other Party (the “Other Party”) under this Agreement shall be suspended for the duration of the circumstance of Force Majeure; provided that:

25.1.1
the Non-Performing Party gives the Other Party prompt notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of Force Majeure;

25.1.2	the Non-Performing Party uses diligent efforts to remedy its inability to perform and to mitigate the effects of the circumstance of Force Majeure; and

25.1.3	in the event of a delay of more than thirty (30) days, the Parties shall promptly meet to discuss how best to continue their operations as far as possible in accordance with this Agreement.

25.2
For purposes of this Agreement, the term “Force Majeure” shall mean any cause or causes beyond the reasonable control of the Non-Performing Party, including without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, terrorism, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government that cannot be complied with using Commercially Reasonable Efforts.

25.3
Nothing herein shall be deemed to require the Non-Performing Party to settle on terms unsatisfactory to such Party any strike, lock-out or other labor difficulty, any investigation or proceeding by any public authority, or any litigation by any Third Party.

25.4	In the event that a Force Majeure event continues for more than ninety (90) days the other Party shall be entitled to terminate this Agreement on ninety (90) days notice.

26.	SEVERANCE OF TERMS

26.1
If the whole or any part of this Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including both by reason of the provisions of any Law and also by reason of any court or competent authority which either has jurisdiction over this Agreement or has jurisdiction over any of the Parties):

26.1.1	in the case of the illegality, invalidity or un-enforceability of the whole of this Agreement it shall terminate only in relation to the jurisdiction in question; or

26.1.2
in the case of the illegality, invalidity or un-enforceability of part of this Agreement that part shall be severed from this Agreement only in the jurisdiction in question and that illegality, invalidity or un-enforceability shall not in any way whatsoever prejudice or affect the remaining parts of this Agreement which shall continue in full force and effect.

26.2
If, in the reasonable opinion of any Party, any severance under this Clause 26.2 materially affects the commercial basis of this Agreement, then the Parties shall discuss, in good faith, ways to eliminate the material effect.

27.	NATURE OF THIS AGREEMENT

27.1
The Parties are independent contractors and none of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture between the Parties. Neither Party shall have any authority to bind the other in any way.

28.	PUBLIC STATEMENTS

28.1
Other than as expressly permitted in this Agreement, a Party may not use the name of the other Party or its Affiliates in any publicity, advertising or in any other public way. Further, neither Party may issue any press releases or otherwise publicize or disclose any information related to the existence of this Agreement, the terms or conditions of this Agreement, or any information relating to the subject matter hereof, without the prior written consent of the other Party, other than in confidential communications to a Party’s lawyers, commercial and investment bankers, investors, potential investors and the advisers of any of the foregoing. The Parties shall agree in writing upon an initial press release to be made by both Parties or upon the initial press releases to be made by each Party to announce the execution of this Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the Agreement. Each Party shall provide the other Party with a copy of the proposed press release for review and comment not less than 48 hours prior to the press release being made public. Following such initial press release, either Party may use the specific information contained therein, or in any subsequent public announcements or publications made by the Parties, in such Party’s investor relations and public relations activities. Nothing in the foregoing, however, shall prohibit a Party from making disclosures as it determines, based on the advice of counsel, required to comply with Law of any nationally recognized securities exchange (such exchange to include the Canadian Stock Exchange and the New York Stock Exchange), provided the same is accurate. In such event, however, the disclosing Party shall consult with the other Party prior to such disclosure and, where applicable, shall request confidential treatment to the fullest extent available.

29.	NO THIRD PARTY RIGHTS

29.1
Except where expressly stated in this Agreement to the contrary, no person who is not a party to this Agreement (or his/her successors or permitted assignees under this Agreement) has any rights under any relevant Law to enforce or enjoy the benefit of any term of this Agreement.

30.	COSTS

30.1	Each Party shall bear its own legal costs, legal fees and other expenses incurred in the preparation and execution of this Agreement.

31.	EXECUTION AND COUNTERPARTS

31.1
This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, have been executed on behalf of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. Execution of this Agreement shall require signatures of authorized officers of the respective Parties and affixing of the corporate seal of each Party.

32.	CONSTRUCTION

32.1
This Agreement has been prepared jointly and shall not be strictly construed against either Party. The captions used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits, or limitations.

33.	DISPUTE RESOLUTION

33.1
Governing Law; Arbitration. The validity, construction and performance of this Agreement shall be governed by the laws of Hong Kong, without regard to conflicts of law principles and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Any Claim, dispute or controversy between the Parties arising out of or related to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by international arbitration administered by the HKIAC under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be one. The Parties shall jointly select the arbitrator within thirty (30) days of commencement of arbitration proceedings in accordance with the HKIAC Administered Arbitration Rules. In the absence of an agreement between the Parties within such 30-day period, the HKIAC shall appoint the arbitrator. The arbitration proceedings shall be conducted in English.

33.2
Informal Resolution. In the event of any controversy or Claim arising out of or relating to this Agreement, or the rights or obligations of the Parties hereunder, the Parties shall prior to commencing any form of proceedings try to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within thirty (30) days after such notice, appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to promptly resolve such disputed matter within the said thirty (30) days, either Party may refer the matter by written notice to the other to the Chief Executive Officer of Licensee, or his/her designee, and the Chief Executive Officer of Oncolytics, or his/her designee, for discussion and resolution. If such individuals or their designees are unable to resolve such dispute within thirty (30) days of such written notice, either Party may initiate proceedings in accordance with the provisions of Clause 33.1.

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34.	IMPORT & EXPORT CONTROL

34.1
This Agreement is made subject to any restrictions or prohibitions concerning the export / import of products or technical information from the United States of America into the Territory which may be imposed upon or related to Oncolytics or Licensee from time to time by the governments of the United States of America and the Territory. Furthermore, Licensee agrees that it will not export, directly or indirectly, nor re-export any technical information acquired from Oncolytics under this Agreement or any products using such technical information acquired from Oncolytics under this Agreement or any products using such technical information to any country for which the governments of the United States and the Territory or any agency thereof at the time of export / import requires an export / import license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government or the Territory when required by an applicable Law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Signed by Matt Coffey
State position: Director
By and on behalf of ONCOLYTICS BIOTECH (BARBADOS) INC.
Date:

Signed by Andres Gutierrez
State position: Director
By and on behalf of ONCOLYTICS BIOTECH (BARBADOS) INC.
Date:

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Signed by Carsten Lu
State position: Chairman and Chief Executive Officer
By and on behalf of ADLAI NORTYE BIOPHARMA CO. LTD.
Date:

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SCHEDULE 1

LICENSED PRODUCT

Products containing Pelareorep, a proprietary form of the Dearing type III strain of the human wild-type Reovirus (Respiratory Enteric Orphan virus) as an active ingredient.

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SCHEDULE 2

PATENT RIGHTS
Oncolytics Issued Patents October 2017
[**]

Oncolytics Pending Patent Applications October 2017
[**]

SCHEDULE 3
FORM OF
PHARMACOVIGILANCE AGREEMENT

THIS PHARMACOVIGILANCE AGREEMENT, DATED THE __________ (the “Effective Date”)

IS MADE BETWEEN:

(a)
ONCOLYTICS BIOTECH (BARBADOS) INC., a corporation organized under the laws of Barbados, having its principal offices at 1st Floor, Hastings House, Balmoral Gap, Hastings, Christ Church, Barbados WI BB14034 (“Oncolytics”); and

(b)
ADLAI NORTYE BIOPHARMA CO. LTD., a limited company organized under the laws of the Peoples Republic of China, which has principal offices at 21 Floor, Building 2, No. 452, 6th Street, Hangzhou Eco. & Tech. Development Area, 31008, PRC (“Licensee”);

Oncolytics and Licensee are referred to from time to time herein individually as a “Party” or collectively as the “Parties”.
RECITALS

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(A)
Oncolytics is a wholly-owned subsidiary of Oncolytics Biotech Inc., which is a biotechnology company headquartered in Calgary, Alberta, Canada (“Oncolytics Biotech”). The Oncolytics Group has considerable expertise in developing and producing novel viral products for the treatment and prevention of various forms of cancer.

(B)	The Oncolytics Group has developed and owns the exclusive rights to a certain strain of reovirus (Serotype-3 Dearing Strain) identified by Oncolytics as Pelareorep.

(C)
Licensee is a biopharmaceutical business dedicated to developing and commercializing new drugs, with a focus on new treatments for cancer and metabolic diseases, but does not currently market or sell any metastatic breast cancer treatments.

(D)	Oncolytics and Licensee entered into a License, Development, Supply and Distribution Agreement with an effective date of November __, 2017 and agreed to enter into this Pharmacovigilance Agreement

NOW THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS
In this Pharmacovigilance Agreement and in the Appendices to this Pharmacovigilance Agreement the following capitalized terms, whether used in the singular or plural, shall have the meanings set forth below:

1.1
“Adverse Event” or “AE” means, subject to any amendment pursuant to the ICH from time to time, any untoward medical occurrence in a patient to whom a medicinal product has been administered and which does not necessarily have to have a causal relationship with the administration of such medicinal product and includes without limitation any unfavorable and unintended sign (for example, an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal product, whether or not considered related to this medicinal product together, in relation to pharmacovigilance

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standards, policies, and procedures, with all medical device events, (including incidents, near-incidents, serious injuries, malfunctions and failures) or untoward medical events and events such as suicide or aggressive behavior threats, overdose, abuse, misuse, medication errors and other events that may reasonably be related to biomedical research.

1.2
“Adverse Drug Reaction” or “ADR” means any noxious and unintended response to a medicinal product occurring at any dose where there is at least a possibility of causal link between the administration of the medicinal product and the noxious and unintended response.

1.3
“Business Day” means a day other than a Saturday, Sunday or a day on which banks are not open for business in Canada, the PRC, Taiwan, Macau, the Republic of Singapore, the Republic of Korea, or Hong Kong.

1.4	“CFDA” means the China Food and Drug Administration in the PRC.

1.5
“Clinical Study” means studies required by a Regulatory Authority in respect of Licensed Product, including those studies required to obtain Marketing Authorization, and includes all studies described in the Development Plan.

1.6	“Effective Date” shall have the meaning set forth above.

1.7	“EMA” means the European Medicines Agency in Europe.

1.8	“FDA” means the Food and Drug Administration in the United States of America.

1.9	“Field” means the treatment and prevention of human diseases.

1.10	“ICH” means International Conference on Harmonisation guidelines including (but not limited to) E2A, E2B, E2C, and E2D as amended and any replacement thereof from time to time.

1.11
“Individual Case Safety Report” or “ICSR” means a report that contains information describing a suspected AE, ADR, SAE or SUSAR related to the administration of one or more medicinal products to an individual patient and, subject to any amendment pursuant to the ICH from time to time, contains the minimum information required for expedited reporting, including: an identifiable patient, a suspected medicinal product, an identifiable reporter, and an AE, ADR, SAE or SUSAR.

1.12	“License Agreement” means the License, Development, Supply and Distribution Agreement entered into by the Parties with an effective date of November __, 2017.

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1.13	“Licensed Product” means any product intended for use in the Field containing or including Pelareorep.

1.14
“Marketing Authorization” or “MA” means any approval required from the relevant Regulatory Authority or authorities to distribute, promote, market and sell Licensed Product in the Field, in a country or region within the Territory.

1.15	“Oncolytics Group” means Oncolytics, its Affiliates and their respective employees, agents and Third Party independent contractors.

1.16	“Pelareorep” means Oncolytics’ proprietary variant of a respiratory enteric orphan virus, as more fully described in Schedule 1 to the License Agreement.

1.17
“Periodic Safety Update Report” or “PSUR” means a pharmacovigilance document intended to provide an evaluation of the risk-benefit balance of a medicinal product at defined time points post-market authorization.

1.18
“Person” means an individual, partnership, corporation, joint stock company, estate, trust (including a business trust), limited liability company, unincorporated association, joint venture or other entity or a Regulatory Authority.

1.19	“PRC” means the People’s Republic of China, but for the purpose of this Agreement only, excludes Hong Kong, Macau and Taiwan.

1.20
“Regulatory Authority” means the CFDA, EMA, FDA or any national, supranational, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in a given country or jurisdiction in the Territory responsible for granting and administering any Regulatory Approvals.

1.21	“Report” means a report of an AE, ADR, SAE or SUSAR.

1.22
“Safety Issue” means any significant issues related to the Licensed Product, including those originating from: requests from regulatory authorities, potential changes in the risk/benefit of a Licensed Product, Licensed Product quality issues which may have a clinical impact (e.g. Licensed Product contamination, deterioration or defects); external influences (media, literature), and ongoing safety surveillance.

1.23	“Serious Adverse Event” or “SAE” means, subject to any amendment pursuant to the ICH from time to time, any Adverse Event that at any dose:

(a)	results in death;

(b)	is life-threatening;

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(c)	requires hospitalization or prolongation of existing hospitalization;

(d)	results in persistent or significant disability or incapacity;

(e)	is a congenital anomaly or birth defect; or

(f)	requires intervention to prevent permanent impairment or damage.

1.24
“Signal” means, an observation of possible unexpected hazards or changes in the severity, characteristics or frequency of expected Adverse Events that emerge, the relevant information for which needs to be brought together for effective evaluation over a timescale appropriate to the importance and likely impact of the signal.

1.25	“SOP” means a standard operating procedure of Licensee or Oncolytics, as the case may be.

1.26	“Spontaneous Sources” means sources other than a Clinical Study or any organized data collection scheme, including health care professionals, caretakers, pharmacists and consumers.

1.27
“Spontaneous Report” means, subject to any amendment pursuant to the ICH from time to time, any unsolicited communication to a Party, Regulatory Authority or other Person that describes an Adverse Event or an Adverse Drug Reaction in a patient administered the Product, whether alone or together with one or more other medicinal products, and which does not derive from a Clinical Study or any organized data collection scheme. Spontaneous reports include reports from health care professionals (medically confirmed reports) and non-health care professionals or consumers (medically unconfirmed reports). All spontaneous reports received from consumers or health care professionals are considered as suspected Adverse Drug Reactions.

1.28	“SUSAR” means a suspected unexpected serious adverse reaction.

1.29	“Territory” means those countries listed in Schedule 5 of the Licensee Agreement.

1.30	“Third Party” means any entity or person other than the Parties or their respective Affiliates.

1.31	In this Pharmacovigilance Agreement capitalized terms that are not defined in this Section 1 shall have the meaning set out in the License Agreement.

2.	PURPOSE

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2.1
The purpose of this Pharmacovigilance Agreement is to describe the procedures relating to the exchange of safety and pharmacovigilance information and to define the responsibilities to ensure compliance with good pharmacovigilance practice and maintain compliance with the world-wide reporting requirements for the relevant Regulatory Authorities for the Licensed Product.

3.	SCOPE
This Agreement covers:

(a)	all Spontaneous Reports and Solicited Reports of AEs, ADRs, SAEs and SUSARs in relation to the Licensed Product;

(b)	all SAEs and SUSARs arising from Clinical Studies and post-marketing surveillance (PMS) with the Licensed Product;

(c)	suspected ADRs in association with off label use of the Licensed Product;

(d)	all information required for periodic reporting in relation to the Licensed Product;

(e)	Safety Issues and Signals; and

(f)	the reporting of all other information as required by Regulatory Authorities for the Licensed Product.

4.	LANGUAGE OF ALL INFORMATION EXCHANGE
The language of all information exchanged pursuant to this Agreement, including reports to Regulatory Authorities, shall be in English, or if any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

5.	ROLES OF ONCOLYTICS AND LICENSEE

5.1
Licensee or any Third Party that holds Marketing Authorization for Licensed Product shall be involved in the pharmacovigilance of Licensed Product in the Territory, and be responsible in fulfilling the obligations defined in Appendix 2 of this Pharmacovigilance Agreement.

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5.2	Licensee shall be responsible for the safety database of Licensed Product in the Territory according to Section 7.1.

5.3	Oncolytics or its designate shall be responsible for the complete global safety database according to Section 7.2.

5.4
Licensee shall make all Reports, including all ICSRs and Spontaneous Reports, and other relevant information available to Oncolytics according to Section 8, in order to allow Oncolytics to fulfill its obligations and responsibilities.

6.	QUALIFIED PERSON
Each Party shall designate a suitably qualified person responsible for Adverse Event monitoring (the “Qualified Person”) for the Licensed Product. The Qualified Person for each Party is identified in Appendix 1 of this Pharmacovigilance Agreement. Each Party may change its Qualified Person and shall notify the other Party thereof in writing.

7.	SAFETY DATABASES

7.1	Territory safety database
Licensee shall be responsible for the creation, maintenance and update of a safety database related to the use of Licensed Product in the Territory. This database shall be comprised of information from all Reports from Territory. Licensee shall share with Oncolytics an updated version of the safety database not less than quarterly or more frequently as required by Regulatory Authorities.

7.2	Complete global safety database
Oncolytics or its designate shall be responsible for the creation, maintenance and update of a complete global safety database of the Licensed Product. Oncolytics shall share with Licensee an updated version of the complete global safety database not less than quarterly or more frequently as required by Regulatory Authorities.

8.	INDIVIDUAL CASE SAFETY REPORTS AND SPONTANEOUS REPORTS

8.1	Individual Case Safety Reports

8.1.1	Licensee shall be responsible for its own medical assessment of the reported ADRs when entering the report into Licensee’s safety database according to local

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requirements and its internal SOPs. In general, the principle of the implied positive causality (meaning that the report is considered to be related with regard to further Licensee and regulatory submission) shall be applied to all Spontaneous Reports of ADRs. Licensee shall assess the expectedness, seriousness and causality according to local requirements and their internal SOPs. Licensee will provide information about reported ADRs to Oncolytics and solicit comment from Oncolytics for reports to be entered into Licensee’s safety database. Oncolytics will respond promptly to any request for comment received from Licensee.

8.1.2	ICSRs shall be sent to the Qualified Person of Oncolytics. The reports shall be distributed in Oncolytics safety networks according to Oncolytics’ SOP.

8.1.3	ICSRs in Licensee’s safety database shall be crosschecked at regular intervals to ensure that all the applicable ICSRs are appropriate according to this Agreement.

8.2	Spontaneous Report
Licensee shall provide to Oncolytics information of Spontaneous Reports in the Territory in writing, using any mutually agreed format within the timeframes defined in Section 8.3. The reporting form shall include all the information provided by the Spontaneous Source. All Spontaneous Reports received from consumers or health care professionals are considered as suspected Adverse Drug Reactions. Cases originating from the internet where the website is under management or responsibility of Licensee or any Third Party which holds Marketing Authorization for Licensed Product, should be screened for potential Adverse Events by the appropriate Party.

8.3	Reporting Timing and Content

8.3.1	All ICSRs and Spontaneous Reports related to SAEs arising from within the Territory shall be sent to Oncolytics no later than two (2) calendar days after the receipt of the Reports by Licensee.

8.3.2
All ICSRs and Spontaneous Reports related to non-serious AE Reports arising from within the Territory shall be sent to Oncolytics no later than five (5) calendar Days after the receipt of the Reports by Licensee.

8.3.3
Each Party shall use every effort to ensure that all Reports of AEs and SAEs meet the minimum criteria for an ICSR. If the minimum information cannot be obtained within the required timeframes, each Party shall still send the Report to the other

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Party within such timeframes. Every effort should then be made to obtain and send the missing minimum information required for an ICSR as soon as reasonably possible.

8.4	Follow up information
Licensee is responsible for obtaining follow up information in order to allow proper assessment of all ADRs. This information shall be reported to Oncolytics as described in Section 8.

9.	SAFETY ISSUES OR SIGNALS AND REGULATORY INQUIRIES INVOLVING SAFETY ISSUES

9.1	Reporting Safety Issues and Signals
Licensee shall as soon as reasonably possible notify Oncolytics of any Safety Issues or Signals in relation to the Licensed Product by telephone and in writing. Oncolytics and Licensee shall co-operate with the reasonable requests of the other Party in relation to such issues. Safety Issues or Signals relating to the Licensed Product may occur as a result of: a request from a Regulatory Authority; potential changes to the risk/benefit of the Licensed Product; Licensed Product quality issues that may have a clinical impact such as a Licensed Product contamination or deterioration; external influences such as media or literature; and ongoing safety surveillance.

9.2	Regulatory Inquiries
Licensee shall as soon as reasonably possible and in any event within two (2) calendar days inform Oncolytics of any inquiries from any Regulatory Authority involving Safety Issues or Signals in relation to the Licensed Product.

10.	PERIODIC SAFETY UPDATE REPORT
Licensee and Oncolytics shall prepare PSURs and submit them at intervals required by Regulatory Authorities. All relevant ADR information shall be included in the PSURs. Licensee shall share the PSURs with Oncolytics and vice versa upon written request.

11.	SUBMISSION TO REGULATORY AUTHORITY

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Licensee shall submit AE Reports, ICSRs and PSURs to Regulatory Authorities in the Territory according to format, timing and guidelines of the Regulatory Authority.

12.	REQUESTS FOR ADDITIONAL SAFETY INFORMATION

11.1
Licensee shall respond to all requests from Regulatory Authorities regarding additional safety information related to pharmacovigilance of the Licensed Product. Licensee shall provide Oncolytics with copies of such requests and documentations pertaining to the requests, within ten (10) Business Days upon receipt.

11.2	Licensee shall also provide Oncolytics with copies of its responses to the requests within ten (10) Business Days upon provision of such response to the Regulatory Authority.

13.	REPORTING RELATED TO CLINICAL STUDY
Licensee shall be responsible for submission of Reports related to Clinical Studies to the Regulatory Authority according to the applicable study protocol. Licensee shall promptly inform Oncolytics of any ADR arising from a Clinical Study.

14.	SAFETY INFORMATION OF LABEL
Based on the ADR identified in a Clinical Study and Spontaneous Report, Licensee shall promptly notify Oncolytics in writing if the need to modify the safety information on the label arises. Oncolytics will be responsible for maintaining the safety labeling text for the Licensed Product in accordance with the laws, rules, regulations and guidances applicable to the Marketing Authorization(s) for the Licensed Product.

15.	PHARMACOVIGILANCE TRAINING
Licensee shall be responsible for providing adequate training to Licensee’s Qualified Person in order to carry out the pharmacovigilance responsibility as described in this Pharmacovigilance Agreement.

16.	MEETING

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The Parties shall meet either face-to-face or through web/ telephone conference to discuss pharmacovigilance issues or changes to this Pharmacovigilance Agreement upon the reasonable request of either Party.

This Pharmacovigilance Agreement has been agreed upon by the Parties and will be in force immediately upon the commencement of the License Agreement.

Signed by [Director or Officer]…………………………………………………..
State position:    …………………………………………………..
By and on behalf of ONCOLYTICS BIOTECH BARBADOS INC.
Date:…………………………………………………………….
Signed by [Director or Officer]…………………………………………………..
State position:    …………………………………………………..
By and on behalf of ONCOLYTICS BIOTECH BARBADOS INC.
Date:…………………………………………………………….

Signed by [Director or Officer]…………………………………………………..
State position:    …………………………………………………..
By and on behalf of NIPPON ZENYAKU KOGYO CO., LTD.
Date:…………………………………………………………….

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Appendix 1

List of the Qualified Person

ONCOLYTICS:
Name:
Division:
Phone:
Fax:
Email:
Address:

LICENSEE:
Name:
Division:
Phone:
Fax:
Email:
Address:

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Appendix 2

Obligations of the Marketing Authorization Holder in Pharmacovigilance Operations

Management of adverse events:

•	Reception

•	Registration

•	Review and data management

•	Quality control and duplicate detection

•	Investigation and monitoring

•	Coding, evaluation et classification

•	Expedited reporting to Competent Authorities
Ongoing evaluation of the benefit-risk ratio of the veterinary drug:

•	Preparation, development, verification and transmission of PSURs

•	Signal detection and evaluation

•	Management of information from literature

•	Reporting and communication on the change of the benefit-risk ratio of the veterinary drug
Management of exchanges with Competent Authorities:

•	Request by authorities

•	Management of restrictions and variations

•	Compliance with commitments in connection with the granting of the marketing authorization
Quality Management related to pharmacovigilance activities:

•	Training

•	Documentation and contracts of subcontracting

•	Quality management and control of corrective and preventive actions (CAPA)

•	Maintenance of the pharmacovigilance system

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SCHEDULE 4

ONGOING CLINICAL STUDIES

USC / Norris Comprehensive Cancer Center (REO-019)
Wild-Type Reovirus, Bortezomib, and Dexamethasone in Treating Patients With Relapsed or Refractory Multiple Myeloma

Oncolytics’ sponsored study (REO-022)
Study of REOLYSIN® in Combination With FOLFIRI and Bevacizumab in FOLFIRI Naive Patients With KRAS Mutant Metastatic Colorectal Cancer

Oncolytics’ sponsored study (REO-024)
A Phase Ib study of pembrolizumab (KEYTRUDA®) in combination with REOLYSIN® (pelareorep) and chemotherapy in patients with advanced pancreatic adenocarcinoma

Ohio State University NCI
Pilot Trial Evaluating Viral Protein Production from the Combination of Reolysin and Carfilzomib in Multiple Myeloma

MUK, OBI & Celgene’s Sponsorship
VIRel: Viral immunotherapy in Relapsed/Refractory Multiple Myeloma - A Phase I Study to Assess the Safety and Tolerability of REOLYSIN® (pelareorep) in Combination with Lenalidomide or Pomalidomide

ReoGlio University of Leeds
A dose-finding study of the safety and tolerability of intravenous reovirus (REOLYSIN®) (pelareorep) plus granulocyte-macrophage colony-stimulating factor (GM-CSF) in combination with standard of care chemoradiotherapy /adjuvant chemotherapy (temozolomide) for Glioblastoma Multiforme (GBM)

MC1472 Mayo Clinic Rochester, MN
Phase 1 Study of Replication Competent Reovirus (REOLYSIN®) in Combination with GM-CSF in Pediatric Patients with Relapsed or Refractory Brain Tumors

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SCHEDULE 5

THE TERRITORY
The Territory shall include the following countries and jurisdictions:

•	PRC

•	Hong Kong

•	Macau

•	Republic of Singapore

•	South Korea

•	Taiwan

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SCHEDULE 6

FORM OF WARRANT PURCHASE AGREEMENT

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